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Execution Version

STOCK PURCHASE AGREEMENT
by and among
PURCHASER,
THE SHAREHOLDERS AND OPTIONHOLDERS OF THE COMPANY AS SET FORTH ON SCHEDULE A,
POS PORTAL, INC., A CALIFORNIA CORPORATION,
and
KENT B. STRYKER,
AS SELLERS’ REPRESENTATIVE
Dated as of June 28, 2017

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i

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ii

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Section 11.4.	Notices	68
Section 11.5.	Counterparts	69
Section 11.6.	Entire Agreement; Third Party Beneficiaries	69
Section 11.7.	Severability	69
Section 11.8.	Governing Law	69
Section 11.9.	Assignment	70
Section 11.10.	Expenses	70
Section 11.11.	Submission to Jurisdiction; Waiver of Jury Trial	70
Section 11.12.	Construction of Agreement	71
Section 11.13.	Sellers’ Representative	72
Exhibit A:	Form of Employment Agreement
Exhibit B:	Form of Resignation Letter
Exhibit C:	Form of FIRPTA
Exhibit D:	Form of Spousal Consent
Exhibit E:	Form of Escrow Agreement

iii

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STOCK PURCHASE AGREEMENT
This STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of June 28, 2017, is made and entered into by and among ScanSource Payments, Inc., a South Carolina corporation (“Purchaser”), the shareholders and optionholders of the Company as set forth on Schedule A (each, a “Seller” and, collectively, the “Sellers”), POS Portal, Inc., a California corporation (the “Company”), and Kent B. Stryker, in his capacity as Sellers’ Representative (as hereinafter defined).
RECITALS
WHEREAS, the Sellers own all of the issued and outstanding shares of capital stock of the Company;
WHEREAS, subject to the terms and conditions of this Agreement, Purchaser desires to purchase from the Sellers, and the Sellers desire to sell to Purchaser, all of the issued and outstanding shares of capital stock of the Company (the “Shares”);
WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the willingness of Purchaser to enter into this Agreement, the Company is entering into employment agreements, in the form attached hereto as Exhibit A, with each of Kent B. Stryker and J. Benjamin Smith (the “Employment Agreements”); and
WHEREAS, each of Purchaser and the Sellers desire to make certain representations, warranties, covenants and agreements in connection with the Transactions (as hereinafter defined).
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, the parties, intending to be legally bound, hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1.    Certain Definitions. As used in this Agreement, the following terms have the following meanings:
“401(k) Plan” means any Benefit Plan that is intended to be qualified under Section 401(a) of the Code which includes a cash or deferred arrangement that is intended to qualify under Section 401(k) of the Code.
“Accounting Firm” means PricewaterhouseCoopers LLP.
“Accounts Receivable” means accounts receivable, notes receivable and other receivables of the Company.
“Accrued Compensation” means (a) earned payroll, sales or other commissions or any other compensation and earned paid time off/vacation; and (b) any bonus or incentive compensation (excluding Deferred Compensation or Change of Control Payments), in each case of clauses (a) and (b), which is attributable to or in respect of any time period ending on or before the Closing Date and, in each case of clauses (a) and (b), which is payable by the Company, or will become payable by the Company, to any current or former employees, consultants, independent contractors or equity holders of the Company under any Contract, program, policy or arrangement, including the Company’s share of Taxes payable with respect to all such amounts.
“Acquisition Transaction” means any transaction or series of transactions involving: (a) the sale, lease, license, sublicense or disposition of all or a material portion of the Company’s business or assets; (b) the issuance, disposition or acquisition of: (i) any shares of Company Capital Stock or other equity interests or securities of the Company; (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any shares of Company Capital Stock or other equity interests or securities of the Company; or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any shares of Company Capital Stock or other equity interests or

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securities of the Company; or (c) any merger, consolidation, business combination, reorganization or similar transaction involving the Company.
“Adjustment Escrow Account” means the adjustment escrow account established by the Escrow Agent pursuant to the Escrow Agreement.
“Adjustment Escrow Amount” means an amount in cash equal to $500,000 to be deposited at the Closing in the Adjustment Escrow Account with the Escrow Agent pursuant to the terms and conditions of the Escrow Agreement, including any interest accrued or income otherwise earned thereon.
“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the first-mentioned Person. For purposes of this definition, “control” (including the terms “controls,” “controlled by” and “under common control with”), when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise.
“Antitrust Law” means any Law that is designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition, including the HSR Act.
“Articles of Incorporation” means the articles of incorporation of the Company, as amended from time to time.
“Business Data” means all data and personal information accessed, processed, collected, stored or disseminated by the Company, including any Personally Identifiable Information.
“Business Day” means any day other than Saturday, Sunday or any other day on which banks in Los Angeles, California are required or permitted to be closed.
“Bylaws” means the bylaws of the Company, as amended from time to time.
“Change of Control Payments” means any amounts (including severance, termination, “golden parachute,” Tax gross-up, transaction bonus, Option termination payment or buyout or other similar payments, but excluding Accrued Compensation or Deferred Compensation) which become payable by the Company as a result of, based upon or in connection with the consummation of the Transactions (either alone or in connection with any other event, whether contingent or otherwise) and which are owing to any current or former employees, officers, directors, consultants, independent contractors or equity holders of the Company pursuant to employment agreements, Contracts or other arrangements, including the Company’s share of Taxes payable with respect to all such amounts.
“Closing Company Cash” means the Company Cash that is unrestricted and held within the United States immediately prior to the Closing.
“Closing Net Working Capital” means the Net Working Capital as of the Closing.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company Board” means the board of directors of the Company.
“Company Capital Stock” means the capital stock of the Company.
“Company Cash” means all cash and cash equivalents of the Company (including marketable securities and short-term investments), in each case determined in accordance with GAAP.
“Company Software” means all software and programs used or held for use by the Company in connection with the conduct of its business, including all computer software, electronic delivery platforms and databases operated

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by the Company on or for its websites or used by the Company in connection with processing customer orders, storing customer information or storing or archiving data.
“Company Source Code” means any source code that is Owned Intellectual Property and any source code for any Company Software.
“Company Transaction Expenses” means all fees, costs, expenses and other similar obligations of, or amounts incurred or payable by or on behalf of the Company that have not been paid in full prior to the Closing, in each case in connection with the preparation, negotiation, execution or performance of this Agreement, the ancillary documents contemplated by this Agreement or the consummation of the Transactions, including the following: (a) the fees and disbursements of, or other similar amounts charged by, counsel retained by the Company; (b) the fees and expenses of, or other similar amounts charged by, any accountants, agents, financial advisors, consultants and experts retained by the Company; (c) any investment banking, brokerage or finder’s fees and related expenses; (d) any additional compensation necessary to obtain the Employment Agreements; (e) the costs, fees and expenses of the Sellers’ Representative; (f) the costs, fees and expenses of the Escrow Agent under the Escrow Agreement; (g) to the extent obtained, the costs, fees and expenses of obtaining any extension (or “tail”) of the directors’ and officers’ liability insurance coverage of the Company’s existing and/or former directors’ and officers’ insurance policies and the Company’s existing and/or former fiduciary liability insurance policies; and (h) the other out-of-pocket expenses, if any, of the Company.
“Confidentiality Agreement” means the confidentiality agreement dated March 1, 2017, between the Company and Parent.
“Consent” means any approval, consent, ratification, permission, waiver, Order, Permit or authorization.
“Contract” means any written or oral contract, lease, license, deed, mortgage, indenture, note or other legally binding agreement, instrument, arrangement, promise, obligation, understanding, undertaking or commitment, whether express or implied.
“Current Assets” means all current assets of the Company, determined in accordance with GAAP; provided, however, that “Current Assets” shall not include Company Cash.
“Current Liabilities” means all current liabilities of the Company, determined in accordance with GAAP, including but not limited to Accrued Compensation and Deferred Compensation; provided, however, that “Current Liabilities” shall not include any amounts included within Indebtedness, Pre-Closing Taxes, Change of Control Payments, or Company Transaction Expenses.
“Damages” includes any loss, damage, injury, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys’ fees), charge, cost (including costs of investigation) or expense of any nature.
“Deferred Compensation” means any compensation (excluding Accrued Compensation or Change of Control Payments) which has been earned by any employees, consultants, independent contractors or equity holders of the Company under any Contract, program, policy or arrangement but the actual payment of which has been deferred to a date beyond the month or year in which it was earned, including the Company’s share of Taxes payable with respect to all such amounts.
“Domain Name Registrar” means any entity that manages, registers or performs similar or related functions related to the use, reservation or ownership of domain names.
“Earn-Out Payment” means the amount, if any, that the Company shall be required to pay to the Sellers in respect of the Earn-Out Period pursuant to Section 2.8; provided, however, that if the Earn-Out Payment is calculated to be a negative number, then the Earn-Out Payment shall be deemed to be zero.

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“Earn-Out Period” means the trailing twelve (12) month period ending September 30, 2017.
“EBITDA” means, for the Earn-Out Period, earnings before giving effect to deductions for interest, taxes, depreciation and amortization of the Company for the Earn-Out Period, in conformity with GAAP applied on a basis consistent with the Company’s past practice and, without duplication, plus any Company Transaction Expenses, plus any Change of Control Payments, plus any general corporate overhead charges allocated from Parent to the Company or charged by Parent to the Company or for additional services, not to exceed current cost structure of the Company and consistent with past practice of the Company, plus those adjustments in the amounts set forth on Section 1.1(b) of the Disclosure Schedule, and plus or minus any other adjustments as Purchaser and Seller’s Representative may mutually agree in writing.

“Effect” has the meaning set forth within the definition of Material Adverse Effect.
“Environment” means the indoor and outdoor environment and all media, including ambient air, surface water, groundwater, land surface or subsurface strata, and natural resources.
“Environmental Law” means any Law or other legal requirement pertaining to pollution, protection of health, safety or the Environment or exposure of Persons to Hazardous Materials, including the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Federal Water Pollution Control Act, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Oil Pollution Act of 1990, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, the Emergency Planning and Community Right to Know Act, as amended, the Safe Drinking Water Act, as amended, the Occupational Safety and Health Act, as amended, and any foreign, state or local Laws analogous to any of the foregoing, as amended, together with all judicial interpretations thereof.
“Environmental Permit” means any Permit required, issued, held or obtained pursuant to any Environmental Law or pertaining to any Hazardous Material.
“Environmental Release” means any spilling, leaking, pumping, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, or disposing of Hazardous Materials into the Environment, including the abandonment or discarding of any containers.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means each entity that is treated as a single employer with the Company or any of its Affiliates for purposes of Section 414 of the Code.
“Escrow Accounts” means the Adjustment Escrow Account and the Indemnity Escrow Account.
“Escrow Agent” means Wells Fargo Bank, National Association.
“Excess Target Net Working Capital” means $2,800,000.
“Financing Document” means any Contract providing for the extension of credit to the Company or any of its Affiliates (including Purchaser from and after the Closing).
“Fundamental Representations” means the representations and warranties set forth in Sections 3.1 (Organization and Qualification), 3.2 (Capitalization; Ownership of Shares), 3.3 (Authority), 3.4 (Consents and Approvals; No Violations), 3.11 (Taxes), 3.13 (Labor Matters), 3.14 (Employee Benefits), 3.16 (Intellectual Property), 3.22 (Broker’s Fees), 4.1(a) (Authority), 4.1(b) (Capitalization and Ownership), and 4.1(c) (Consents and Approvals; No Violations) of this Agreement.

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“GAAP” means generally accepted accounting principles in the United States as in effect from time to time and applied consistently throughout the periods involved.
“Governmental Entity” means any federal, provincial, state, municipal, local or foreign court or tribunal, administrative or regulatory body, agency or commission, or any other governmental authority or instrumentality.
“Hazardous Material” means any substance, material, chemical, odor, heat, sound, vibration, radiation, or waste, or any combination of any of them that is regulated or defined by, or with respect to which Liability or standards of conduct are imposed under, any Environmental Law, including any material, substance or waste which is defined as a “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” “restricted hazardous waste,” “contaminant,” “pollutant,” “toxic waste,” or “toxic substance” under any provision of applicable Environmental Law, and including petroleum, petroleum products and byproducts, asbestos, presumed asbestos-containing-material or asbestos-containing-material, toxic molds, mycotoxins, urea formaldehyde, radioactive materials and polychlorinated biphenyls.
“Holdback Amount” means $500,000.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder.
“Indebtedness” means, as of any time and without duplication, the following obligations of the Company (whether or not then due and payable): (a) all obligations (including the principal amount thereof or, if applicable, the accreted amount thereof and the amount of accrued and unpaid interest thereon) for the repayment of money borrowed, whether owing to banks, financial institutions, on equipment leases or otherwise; (b) all obligations (including the principal amount thereof or, if applicable, the accreted amount thereof and the amount of accrued and unpaid interest thereon) evidenced by notes, bonds, debentures or similar instruments (whether or not convertible); (c) all obligations to pay the deferred purchase price of property, assets or services purchased (including purchase price adjustments, “holdback” or similar payments, and the maximum amount of any potential earn-out payments); (d) all obligations to pay rent or other payment amounts under a lease which is required to be classified as a capital lease or a liability on the face of a balance sheet prepared in accordance with GAAP or conditional sales Contracts or similar title retention instruments; (e) all obligations relative to the maximum amount of any letter of credit or letter of guaranty, whether drawn or undrawn, bankers’ acceptance or similar instrument issued or created for the account of the Company; (f) all obligations secured by any Lien (other than Permitted Liens); (g) all guaranties, sureties, assumptions and other contingent obligations in respect of, or to purchase or to otherwise acquire, Indebtedness or indebtedness of others; (h) negative cash balances; (i) accounts payable, trade debt and trade payables that are past due in accordance with their applicable invoice or other terms governing the timing of payment; (j) all obligations to pay any amounts to a third party under any Contract pursuant to which the Company sold any of its businesses, assets or properties outside the ordinary course of business, in each case to the extent due and payable and remaining unpaid; (k) all obligations under any interest rate swap agreement, forward rate agreement, interest rate cap or collar agreement or other financial agreement or arrangement entered into for the purpose of limiting or managing interest rate risks; (l) all current and unpaid obligations under any pension, retiree medical, or non-qualified retirement plan, program or arrangement; (m) all obligations, whether interest bearing or otherwise, owed to any Seller and/or any Affiliate of any Seller, other than obligations arising under this Agreement; (n) all obligations in respect of premiums, penalties, “make whole amounts,” breakage costs, change of control payments, costs, expenses and other payment obligations that would arise if all Indebtedness referred to in the foregoing clauses (a) through (m) was prepaid (or, in the case of any interest rate swap agreement, forward rate agreement, interest rate cap or collar agreement, or other financial agreement or arrangement entered into for the purpose of limiting or managing interest rate risks, unwound and settled) in full at such time; and (o) to the extent any item of Indebtedness referred to in the foregoing clauses (a) through (m) cannot be repaid at such time (e.g., as a result of an irrevocable advance notice requirement), all interest on and other accretion of such Indebtedness that occurs between such time and the earliest time that repayment may occur (e.g., if notice was delivered at such time).

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“Indemnitees” means Purchaser and its Affiliates (including the Company following the Closing) and its and their respective equity holders, Representatives, successors and assigns; provided, however, that the Sellers shall not be deemed to be “Indemnitees.”
“Indemnity Escrow Account” means the indemnity escrow account established by the Escrow Agent pursuant to the Escrow Agreement.
“Indemnity Escrow Amount” means an amount in cash equal to $13,044,240 to be deposited at the Closing in the Indemnity Escrow Account with the Escrow Agent pursuant to the terms and conditions of the Escrow Agreement, including any interest accrued or income otherwise earned thereon.
“Intellectual Property” means any and all of the following in any jurisdiction throughout the world: (a) patents and patent applications, including reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof; (b) works of authorship and copyrights, and registrations and applications for registration thereof; (c) trademarks, service marks, trade dress, logos, trade names and other source identifiers, and registrations and applications for registration thereof; (d) trade secrets, business, technical and know-how information, including inventions, whether patentable or unpatentable, and confidential information; (e) rights of publicity and privacy; (f) computer software and firmware, including source code, object code, files, documentation and other materials related thereto; (g) proprietary databases and data compilations; (h) domain names and registrations and applications for registration thereof; (i) any other intellectual property; and (j) rights in any of the foregoing, including rights to sue or recover and retain Damages for past, present, and future infringement, dilution, misappropriation or other violation of any of the foregoing.
“Law” means any law (including common law), statute, code, ordinance, rule, regulation, Order or charge of any Governmental Entity.
“Liability” means any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, unliquidated, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable.
“LIBOR Rate” means the one (1) month London Interbank Offered Rate per annum determined as of the date the Earn-Out Payment is due as published by Reuters Monitor Money Rate Service and displayed on the LIBOR page as the “Libor Rate” (or, if Reuters is not available, then as published by Bloomberg or Dow Jones-Telerate and displayed on page 3750 as the BBA LIBOR, as applicable) (or, in any such instance, as published by such other service or displayed on such other page as may replace such service or page for the purpose of displaying rates or prices comparable to the designated rate) for the offering of Dollar deposits by leading banks in the London interbank market for a period of one (1) month and in an amount approximately equal to amount due and not paid to which such LIBOR Rate will be applicable; provided, however, that if more than one such rate is displayed on such page or its replacement, then the LIBOR Rate will be the arithmetic mean of such displayed rates.
“Licensed Intellectual Property” means all Intellectual Property licensed to the Company.
“Lien” means any lien, pledge, mortgage, deed of trust, encumbrance, claim or security interest, hypothecation, deposit, equitable interest, option, charge, judgment, attachment, right of way, encroachment, easement, servitude, restriction on transfer, restriction on voting, preferential arrangement or preemptive right, right of first refusal or negotiation or restriction of any kind.
“Material Adverse Effect” means any change, effect, event, occurrence, development, matter, state of facts, series of events, or circumstance (any such item, an “Effect”) that, individually or in the aggregate with all other Effects, has or would reasonably be expected to have or result in: (a) a material adverse effect on the assets (including intangible assets and rights), properties, liabilities, business, condition (financial or otherwise), operations, results of operations or cash flows of the Company or (b) a material adverse effect on the Sellers’ ability to perform their obligations under

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this Agreement or to consummate the Transactions; provided, however, that in the case of clause (a) only, none of the following shall be deemed, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been, or could reasonably be expected to be, a Material Adverse Effect: (i) any Effect arising out of or relating to (1) United States or global (or any region thereof) (A) economic, credit, financial or securities market conditions, including prevailing interest rates or currency rates or (B) regulatory or political conditions, or (2) acts of terrorism or sabotage, the outbreak, escalation or worsening of hostilities (whether or not pursuant to the declaration of a national emergency or war), man-made disasters, natural disasters (including hurricanes) or acts of god; (ii) any Effect arising out of or relating to factors, conditions, trends or other circumstances generally affecting any of the industries or markets in which the Company operates; (iii) any Effect arising out of or relating to any change in Law, GAAP, regulatory accounting requirements or interpretations thereof that apply to the Company (including the proposal or adoption of any new Law, or any change in the interpretation or enforcement of any existing Law); (iv) the taking of any action by Purchaser or any its Affiliates that is required or expressly contemplated to be taken pursuant to this Agreement, and (v) any failure by the Company to meet financial projections, estimates or forecasts for any period (provided, that the underlying cause of such failure may, to the extent applicable, be considered in determining whether there is, or would reasonably be expected to be, a “Material Adverse Effect”), except, in the case of clauses (i), (ii) and (iii), to the extent that such Effect has a disproportionate adverse effect on the Company as compared to the adverse impact such Effect has on other Persons operating in the industries or markets in which the Company operates, in which case such disproportionate adverse effect may be taken into account in determining whether there has been, or could reasonably be expected to be, a Material Adverse Effect.
“Net Working Capital” means an amount (which may be a negative or positive number) in U.S. dollars equal to (a) the Current Assets minus (b) the Current Liabilities.
“Open Source License” means any Contract that: (a) is substantially similar to any license identified as an “open source license” by the Open Source Initiative, including, by way of example, the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), GNU Affero General Public License (AGPL), MIT License (MIT), Apache License, Artistic License and BSD Licenses; (b) substantially conforms to the “Open Source Definition” defined by the Open Source Initiative; or (c) is generally considered an “open source” or “copyleft” license.
“Option” means an option to purchase Company Capital Stock.
“Optionee” or “Optionees” means any Person or Persons holding any outstanding Options.
“Order” means any order, writ, injunction, stipulation, judgment, ruling, assessment, arbitration award, plan or decree.
“Owned Intellectual Property” means all Intellectual Property in which the Company has (or purports to have) an ownership interest of any nature (whether exclusively, jointly with another Person or otherwise).
“Parent” means ScanSource, Inc., a South Carolina corporation.
“Permits” means all authorizations, licenses, variances, exemptions, orders, permits and approvals granted by or obtained from any Governmental Entity.
“Permitted Liens” means (a) Liens for Taxes or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings, provided an adequate reserve, determined in accordance with GAAP, has been established therefor on the Company Financial Statements; (b) mechanics’, carriers’, workers’, repairers’, and similar Liens arising or incurred in the ordinary course of business and related to amounts that are not yet delinquent, provided an adequate reserve, determined in accordance with GAAP, has been established therefor on the Company Financial Statements; (c) pledges or deposits made in the ordinary course of business to secure obligations under workers’ compensation, unemployment insurance, social security or similar programs mandated by applicable legislation; (d) with respect to real property only, zoning restrictions, building codes and other land use Laws regulating the use or occupancy of property which are not material in amount or do not, individually or in the aggregate, materially detract from the value of or materially impair the existing use of the property

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affected by such Law (to the extent there are no violations of the same); (e) transfer restrictions of general applicability under applicable federal and state securities Laws;; and (f) other Liens (other than monetary Liens) arising in the ordinary course of business that are not incurred in connection with Indebtedness for borrowed money and that do not, individually or in the aggregate, impair the value of the subject asset for the purposes for which it is used in connection with the business of the Company or interfere with ownership or use of the subject asset in the business of the Company as currently conducted.
“Person” shall be construed as broadly as possible and shall include an individual or natural person, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization, any other business entity and any Governmental Entity.
“Personally Identifiable Information” means any specific and unique information relating to an identified or identifiable natural person (such as name, postal address, email address, telephone number, date of birth, Social Security number (or its equivalent), driver’s license number, account number, credit or debit card number or identification number).
“Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date.
“Pre-Closing Taxes” means any Liability for any Tax allocable to any Pre-Closing Tax Period and that portion of any Straddle Period ending on (and including) the Closing Date of the Company, including, for the avoidance of doubt, Taxes with respect to deferred revenue that has been received in cash by the Company, if any, in any Pre-Closing Tax Period, and the portion of any Transfer Taxes allocated to Sellers under Section 7.1.
“Pro Rata Share” means, with respect to any given Seller, the percentage set forth opposite such Seller’s name in Section 1.1(a) of the Disclosure Schedule.
“Proceeding” means any action, charge, claim, complaint, demand, grievance, arbitration, audit, assessment, hearing, legal proceeding, administrative enforcement proceeding, litigation, suit or other proceeding (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced or brought by any Person, or conducted or heard by or before, or otherwise involving, any court or other Governmental Entity or any arbitrator or arbitration panel.
“Registered Intellectual Property” means all Intellectual Property that is registered, filed or issued under the authority of, with or by any Governmental Entity or Domain Name Registrar.
“Repaid Indebtedness” means: (a) the Indebtedness identified in Section 2.5(a)(vi) of the Disclosure Schedule and (b) all other Indebtedness that is designated as “Repaid Indebtedness” at least five (5) Business Days prior to the Closing Date.
“Representatives” means, when used with respect to any Person, such Person’s officers, directors, managers, employees, agents, potential financing sources, advisors and other representatives (including any investment banker, financial advisor, attorney or accountant retained by or on behalf of such Person or any of the foregoing).
“Restricted Business” means any of the business activities or lines of business in which the Company or any of its predecessors is or has been engaged, or shall have been planning to become engaged, at any time prior to the Closing.
“Sellers’ Knowledge” or “Knowledge of the Sellers” or “Knowledge of the Company” or any other similar knowledge qualification means the actual knowledge of (a) any Seller; and (b) any officer or director of the Company; in each case of clauses (a) and (b), after reasonable inquiry and investigation.
“Separation Date” means: (a) with respect to any Seller that becomes an employee of or consultant to Purchaser or any of its Affiliates (including, from and after the Closing, the Company), the date on which such Seller ceases to be employed by or serve as a consultant to Purchaser or any of its Affiliates (including, from and after the Closing, the

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Company); and (b) with respect to any Seller that does not become an employee of or consultant to Purchaser or any of its Affiliates (including, from and after the Closing, the Company), the Closing Date.
“Straddle Period” means any Tax period beginning before or on and ending after the Closing Date.
“Subsidiary” means, when used with respect to any Person, any corporation, limited liability company, partnership or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or other ownership interests, having by their terms voting power to elect a majority of the board of directors, or others performing similar functions with respect to such corporation or other organization, is beneficially owned or controlled, directly or indirectly, by such Person or by any one or more of its Subsidiaries (as defined in the preceding clause), or by such Person and one or more of its Subsidiaries.
“Target Net Working Capital” means $2,600,000.
“Tax” means any federal, state, local or non-U.S. income, alternative or add-on minimum tax, gross income, gross receipts, net receipts, sales, use, ad valorem, value added, transfer, registration, franchise, profits, license, capital stock, social security, withholding, payroll, employment, unemployment, disability, excise, severance, stamp, occupation, premium, real property, personal property, environmental or windfall profit tax, escheat, estimated or any other tax, customs duty, governmental fee or other like assessment or charge of any kind whatsoever, imposed by any Governmental Entity, together with any interest, penalty or addition to tax imposed with respect thereto (whether disputed or not), and including any obligations to indemnify or otherwise assume or succeed to the tax liability of any other Person.
“Tax Matter” means any written notice of any inquiries, claims, assessments, audits or similar events with respect to Taxes relating to a Pre-Closing Tax Period.
“Tax Return” means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Entity in connection with the determination, assessment, collection or payment of any Tax.
“Territory” means worldwide.
“Transactions” means, collectively, the purchase and sale of the Shares and all of the other transactions contemplated by this Agreement.
Section 1.2.    Certain Other Definitions. The following terms are defined in the respective Sections of this Agreement indicated:
Affiliate Agreements    Section 3.21
Agreed Amount    Section 9.6(b)
Agreement    Preamble
Base Purchase Price    Section 2.2(a)
Benefit Plan and Benefit Plans    Section 3.14(a)
California Civil Code    Section 6.4(b)
Claimed Amount    Section 9.6(a)
Closing    Section 2.4
Closing Date    Section 2.4
Closing Date Statement    Section 2.3(b)
Company    Recitals
Company Confidential Information    Section 6.2(a)
Company Financial Statements    Section 3.5(a)
Company IT Systems    Section 3.16(n)
Company Returns    Section 3.11(a)(i)

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Contested Amount    Section 9.6(b)
Continuing Affiliate Agreements    Section 5.6
Deductible Amount    Section 9.3(a)(i)
Delivered Returns    Section 3.11(a)(v)
Disclosure Schedule    Article III
Dispute Period    Section 9.6(b)
Earn-Out Covenants    Section 2.8(f)
Earn-Out Dispute Notice    Section 2.8(b)(ii)
Earn-Out Report    Section 2.8(b)(i)
Employment Agreements    Recitals
Escrow Agreement    Section 2.6(a)
Estimated Closing Date Statement    Section 2.3(a)
Estimated Purchase Price    Section 2.3(a)
Final Earn-Out Payment    Section 2.8(d)
Final Purchase Price    Section 2.3(d)(i)
FIRPTA Affidavit    Section 2.5(a)(viii)
Inbound IP Contract    Section 3.16(b)
Indemnity Escrow Balance    Section 9.10(a)
Insurance Policies    Section 3.18(a)
Interim Balance Sheet    Section 3.5(a)
Interim Period    Section 5.1(a)
Key Seller    Section 6.3(a)
Leased Real Property    Section 3.10(b)
Major Customers    Section 3.6(a)
Major Suppliers    Section 3.6(b)
Material Contract    Section 3.15(a)
Notice of Claim    Section 9.6(a)
Objection Notice    Section 2.3(c)(i)
Objection Period    Section 2.3(c)(i)
Outbound IP Contract    Section 3.16(c)
Outside Date    Section 10.1(b)
Payoff Letters    Section 2.5(a)(vi)
Pending Claim Amount    Section 9.10(a)
Public Official    Section 3.23(c)
Purchase Price    Section 2.2(a)
Purchaser    Preamble
Purchaser Material Adverse Effect    Section 4.1
Real Property Lease    Section 3.10(b)
Released Claims    Section 6.4(a)
Released Parties    Section 6.4(a)
Releasing Parties    Section 6.4(a)
Releasing Party    Section 6.4(a)
Required Consents    Section 3.4(a)
Response Notice    Section 9.6(b)
Restricted Period    Section 6.3(a)
Seller and Sellers    Preamble
Seller Payment Obligation    Section 9.9(b)
Sellers’ Representative    Section 11.13(a)
Shares    Recitals
Standard Form IP Agreement    Section 3.16(e)
Stipulated Amount    Section 9.6(e)
Tax Matter    Section 7.3
Third Party Claim    Section 9.5(a)
Transfer Taxes    Section 7.1

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Undisputed Earn-Out Payment    Section 2.8(b)(i)
Unresolved Indemnity Escrow Claim    Section 9.10(a)

ARTICLE II
PURCHASE AND SALE OF THE SHARES
Section 2.1.    Purchase and Sale of the Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing, Purchaser shall purchase and acquire the Shares from the Sellers, and the Sellers shall sell, assign, transfer, convey and deliver the Shares to Purchaser, free and clear of all Liens, except for transfer restrictions of general applicability imposed under federal or state securities Laws.
Section 2.2.    Consideration.
(a)    Purchase Price. Subject to adjustment in accordance with Section 2.3 below, the base purchase price for the Shares shall be $144,936,000 (the “Base Purchase Price”) as adjusted by the following without duplication: minus (i) the amount of any Indebtedness that remains unpaid at the Closing, minus (ii) the amount of any Change of Control Payments that remain unpaid at the Closing, minus (iii) the amount by which the Target Net Working Capital exceeds the Closing Net Working Capital (or plus the amount by which the Closing Net Working Capital exceeds the Excess Target Net Working Capital), minus (iv) the amount of any Company Transaction Expenses, minus (v) the amount of any Pre-Closing Taxes that remains unpaid at the Closing, plus (vi) the amount of any Closing Company Cash, provided, however, in the case of clauses (i), (ii), (iv), (v), and (vi) above, only to the extent such amounts are not included in the Closing Net Working Capital determination (the resulting amount, the “Purchase Price”). For the avoidance of doubt, in the event the Closing Net Working Capital is greater than the Target Net Working Capital, but less than the Excess Target Net Working Capital, there shall be no adjustment of the Purchaser Price pursuant to Section 2.2(a)(iii).
(b)    Closing Payments. At the Closing, Purchaser shall pay, or cause to be paid, the following amounts by wire transfer of immediately available funds:
(i)    to each holder of Repaid Indebtedness, an amount in cash set forth opposite such Person’s name in the Estimated Closing Date Statement to the account or accounts designated by such Person therein;
(ii)    to each Person owed a Change of Control Payment, an amount in cash set forth opposite such Person’s name in the Estimated Closing Date Statement to the account or accounts designated by such Person therein;
(iii)    to each Person owed Company Transaction Expenses, an amount in cash set forth opposite such Person’s name in the Estimated Closing Date Statement to the account or accounts designated by such Person therein;
(iv)    to the Escrow Agent: (A) an amount in cash equal to the Adjustment Escrow Amount to the Adjustment Escrow Account designated by the Escrow Agent pursuant to the Escrow Agreement, and (B) an amount in cash equal to the Indemnity Escrow Amount to the Indemnity Escrow Account designated by the Escrow Agent pursuant to the Escrow Agreement;
(v)    to the Sellers’ Representative (on behalf of the Sellers on a Pro Rata Share basis), an amount in cash equal to the Holdback Amount to the account designated by the Sellers’ Representative in the Estimated Closing Date Statement; and
(vi)    to the Sellers’ Representative (on behalf of the Sellers on a Pro Rata Share basis), an amount in cash equal to (A) the Estimated Purchase Price as set forth in the Estimated Closing Date Statement minus (B) the Adjustment Escrow Amount minus (C) the Indemnity Escrow Amount minus (D) the Holdback Amount, to the account designated by the Sellers’ Representative in the Estimated Closing Date Statement.

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Section 2.3.    Purchase Price Adjustments.
(a)    Estimated Closing Adjustment. At least five (5) Business Days prior to the Closing Date, the Sellers’ Representative shall deliver to Purchaser a statement (the “Estimated Closing Date Statement”), reasonably acceptable to Purchaser, setting forth a good faith calculation, together with reasonably detailed supporting documentation, of: (i) Closing Net Working Capital and the components thereof, (ii) the amount of each of (A) Indebtedness remaining unpaid immediately prior to the Closing, (B) Change of Control Payments remaining unpaid immediately prior to the Closing, (C) Company Transaction Expenses, (D) Pre-Closing Taxes remaining unpaid at the Closing, and (E) Closing Company Cash, and (iii) the resulting calculation of the Purchase Price under Section 2.2(a) (the “Estimated Purchase Price”). The Estimated Closing Date Statement and the calculations thereunder shall be prepared and calculated by the Sellers’ Representative in good faith.
(b)    Closing Date Statement. Within ninety (90) days after the Closing Date, Purchaser shall deliver, or cause to be prepared and delivered, to the Sellers’ Representative a statement (the “Closing Date Statement”) setting forth Purchaser’s calculation, together with reasonably detailed supporting documentation, of (i) Closing Net Working Capital, (ii) the amount of each of (A) Indebtedness remaining unpaid immediately prior to the Closing, (B) Change of Control Payments remaining unpaid immediately prior to the Closing, (C) Company Transaction Expenses, (D) Pre-Closing Taxes remaining unpaid immediately prior to the Closing, including Transfer Taxes remaining unpaid immediately prior to the Closing, and (E) Closing Company Cash (each of clauses (A), (B), (C), (D), and (E) only to the extent not included in the Closing Net Working Capital determination), and (iii) the resulting calculation of the Purchase Price under Section 2.2(a). The Closing Date Statement and the calculations thereunder shall be prepared and calculated by Purchaser in good faith in accordance with GAAP. Notwithstanding anything to the contrary set forth in this Agreement, Purchaser shall have the right to revise the Closing Date Statement and Purchaser’s calculation of Closing Net Working Capital, Indebtedness, Change of Control Payments, Company Transaction Expenses, Pre-Closing Taxes, Closing Company Cash, and the resulting amount of the Purchase Price in all respects based on fraud, willful misconduct or intentional misrepresentation discovered by Purchaser at any time prior to the determination of the Final Purchase Price in accordance with this Section 2.3.
(c)    Disputes.
(i)    If the Sellers’ Representative objects to Purchaser’s calculation of Closing Net Working Capital, Indebtedness, Change of Control Payments, Company Transaction Expenses, Pre-Closing Taxes (including Transfer Taxes), Closing Company Cash, or the resulting calculation of the Purchase Price under Section 2.2(a) as set forth in the Closing Date Statement, then, within thirty (30) days after the delivery to the Sellers’ Representative of the Closing Date Statement (the “Objection Period”), the Sellers’ Representative shall deliver to Purchaser a written notice (an “Objection Notice”) describing in reasonable detail the Sellers’ Representative’s objections to Purchaser’s calculation of the amounts set forth in such Closing Date Statement and containing a statement setting forth the calculation of each amount set forth in such Closing Date Statement, including the Purchase Price, in each case, determined by the Sellers’ Representative to be correct. If the Sellers’ Representative does not deliver an Objection Notice to Purchaser during the Objection Period, then Purchaser’s calculation of the amounts set forth in the Closing Date Statement shall be binding and conclusive on the parties.
(ii)    If the Sellers’ Representative delivers an Objection Notice, and if the Sellers’ Representative and Purchaser are unable to agree upon the calculation of the amounts set forth in the Closing Date Statement within ten (10) Business Days after such Objection Notice is delivered to Purchaser, the dispute shall be finally settled by the Accounting Firm. Within ten (10) days after the Accounting Firm is appointed, Purchaser shall forward a copy of the Closing Date Statement to the Accounting Firm, and the Sellers’ Representative shall forward a copy of the Objection Notice to the Accounting Firm, together with, in each case, all relevant supporting documentation. The Accounting Firm’s role shall be limited to resolving such objections and determining the correct calculations to be used on only the disputed portions of the Closing Date Statement, and the Accounting Firm shall not make any other determination, including any determination as to whether any other items on the Closing Date Statement are correct or whether the Target Net Working Capital is correct. The Accounting Firm shall not assign a value to any item greater than the greatest value for such item claimed by the Sellers’ Representative or Purchaser or less than the smallest value for such item claimed by the Sellers’ Representative or Purchaser and shall be limited to the selection of either the

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Sellers’ Representative’s or Purchaser’s position on a disputed item (or a position in between the positions of the Sellers’ Representative or Purchaser) based solely on presentations and supporting material provided by the parties and not pursuant to any independent review. In resolving such objections, the Accounting Firm shall apply the provisions of this Agreement concerning determination of the amounts set forth in the Closing Date Statement. The Accounting Firm shall deliver to the Sellers’ Representative and Purchaser a written determination (such determination to include a work sheet setting forth all material calculations used in arriving at such determination and to be based solely on information provided to the Accounting Firm by the Sellers’ Representative and Purchaser) of the disputed items submitted to the Accounting Firm within thirty (30) days of receipt of such disputed items. The determination by the Accounting Firm of the disputed amounts and the Purchase Price shall be conclusive and binding on the parties, absent manifest error or fraud or willful misconduct as determined by a non-appealable and binding decision by a court of law having jurisdiction over the parties. The losing party (as defined below) in any such proceeding shall pay all costs and fees (including reasonable attorneys’ fees and expenses of the prevailing party) related to such determination by the Accounting Firm, including the costs relating to any negotiations with the Accounting Firm with respect to the terms and conditions of such Accounting Firm’s engagement and the costs for the Accounting Firm’s services. For purposes of this Section 2.3(c), as between the Sellers’ Representative and Purchaser, the “losing party” in any such determination shall mean the party whose calculation of the Purchase Price (as set forth in the Closing Date Statement, in the case of Purchaser, or in an Objection Notice, in the case of the Sellers’ Representative), is farthest from the calculation of the Purchase Price as determined by the Accounting Firm; provided, however, that if the Sellers’ Representative’s and Purchaser’s calculations are both equally far from the calculation of the Purchase Price as determined by the Accounting Firm, then the Sellers’ Representative and Purchaser shall split such costs and fees, one-half to each. The parties agree that (except as otherwise provided in Section 9.2(a)(iv)) the procedure set forth in this Section 2.3 for resolving disputes with respect to Closing Net Working Capital, Indebtedness, Change of Control Payments, Company Transaction Expenses, Pre-Closing Taxes, Closing Company Cash, and the resulting calculation of the Purchase Price under Section 2.2(a) shall be the sole and exclusive remedy for resolving such disputes; provided, however, that the parties agree that judgment may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the party against which such determination is to be enforced.
(d)    Payment of Purchase Price Adjustment.
(i)    If the Purchase Price, as finally determined in accordance with this Section 2.3 (the “Final Purchase Price”), exceeds the Estimated Purchase Price, then Purchaser shall, within five (5) Business Days following the determination of the Final Purchase Price pursuant to the provisions of this Section 2.3, pay, or cause to be paid, to the Sellers’ Representative (on behalf of the Sellers on a Pro Rata Share basis) an amount equal to such excess by wire transfer of immediately available funds to an account or accounts designated in writing by the Sellers’ Representative at least two (2) Business Days prior to such payment date.
(ii)    If the Estimated Purchase Price exceeds the Final Purchase Price, then the Sellers’ Representative and Purchaser shall, within five (5) Business Days following the determination of the Final Purchase Price pursuant to the provisions of this Section 2.3, deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to release from the Adjustment Escrow Account an amount equal to such excess to Purchaser, by wire transfer of immediately available funds to an account or accounts designated by Purchaser in such joint written instructions. In the event the funds in the Adjustment Escrow Account are insufficient to cover the amount of such excess, then the Sellers’ Representative shall provide written notice thereof to each Seller, and each Seller shall pay to Purchaser, within ten (10) Business Days following the receipt by such Seller of such written notice, an amount equal to such Seller’s Pro Rata Share of such shortfall not covered by the funds in the Adjustment Escrow Account, by wire transfer of immediately available funds to an account or accounts designated in writing by Purchaser prior to such payment date.
(iii)    Once payment is made in accordance with Section 2.3(d)(i) or (ii), the Sellers’ Representative and Purchaser shall, within five (5) Business Days of such payment, deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to release to the Sellers’ Representative (on behalf of the Sellers on a Pro Rata Share basis) all remaining funds, if any, in the Adjustment Escrow Account, in accordance with the terms of the Escrow Agreement, by wire transfer of immediately available funds to an account or accounts designated by the Sellers’ Representative in such joint written instructions.

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Section 2.4.    Closing. The closing of the Transactions (the “Closing”) shall take place at the offices of Stradling Yocca Carlson & Rauth, P.C., 100 Wilshire Boulevard, 4th Floor, Santa Monica, California 90401, at 10:00 a.m., Pacific Time, on the third (3rd) Business Days following the satisfaction or, to the extent permitted hereby, waiver of each of the conditions set forth in Article VIII of this Agreement (other than those conditions that, by their nature, are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or on such other date or at such other time and place as the parties may mutually agree in writing. The date on which the Closing occurs is hereinafter referred to as the “Closing Date”. At the Closing, documents and signature pages may be exchanged remotely via facsimile or other electronic exchange (with originals to be delivered to the other parties as soon as reasonably practicable after the Closing and requested by such other party).
Section 2.5.    Closing Deliveries. At the Closing:
(a)    The Sellers’ Representative shall deliver, or cause to be delivered, to Purchaser or any other Person designated by Purchaser (unless the delivery is waived in writing by Purchaser), the following documents, in each case duly executed or otherwise in proper form:
(i)    Stock Certificates. Original stock certificates evidencing the Shares, duly endorsed in blank (or accompanied by duly executed stock powers or other forms of assignment and transfer) for transfer to Purchaser or its designee(s);
(ii)    Secretary’s Certificate of the Company. A certificate, in a form satisfactory to Purchaser, signed by the secretary of the Company and dated as of the Closing Date, certifying: (x) the Articles of Incorporation; and (y) the Bylaws;
(iii)    Secretary’s Certificate of Entity Sellers. A certificate, in a form satisfactory to Purchaser, signed by the secretary of each Seller that is not a natural Person and dated as of the Closing Date, certifying: (x) the organizational and governing documents of such Seller, as amended as of the Closing Date; and (y) as to the due approval and authorization (in accordance with such Seller’s organizational and governing documents) of the Transactions, and attaching copies of the board and/or equity holder resolutions that include such authorization and approval;
(iv)    Good Standing Certificate. A good standing certificate with respect to the Company issued by the Secretary of State of the State of California, dated as of a date not more than three (3) Business Days prior to the Closing Date;
(v)    Required Consents. The Required Consents, duly executed and in full force and effect;
(vi)    Payoff Letters. Payoff letters, in form and substance reasonably satisfactory to Purchaser, evidencing the discharge or payment in full of the Repaid Indebtedness (the “Payoff Letters”), in each case duly executed by each holder of such Repaid Indebtedness, with, if applicable, an agreement to provide termination statements on Form UCC-3, or other appropriate releases following any payoff thereof, which when filed will release and satisfy any and all Liens relating to such Repaid Indebtedness, together with proper authority to file such termination statements or other releases at and following the Closing;
(vii)    Resignation Letters. Resignations, in the form attached hereto as Exhibit B, of each director and each officer of the Company listed in Section 2.5(a)(vii) of the Disclosure Schedule;
(viii)    FIRPTA Affidavit. A duly executed certificate of non-foreign status, in the form attached hereto as Exhibit C, from each Seller certifying that such Seller is not a foreign Person within the meaning of Section 1445(f)(3) of the Code (a “FIRPTA Affidavit”); provided, however, that if Purchaser does not receive a properly executed FIRPTA Affidavit from each Seller, then Purchaser shall be permitted to withhold from any payments to be made pursuant to this Agreement to the Sellers such amounts as may be required under applicable Law, and any such amounts withheld shall be treated for all purposes of this Agreement as having been paid to the Sellers;

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(ix)    Escrow Agreement. The Escrow Agreement, duly executed by the Sellers’ Representative and the Escrow Agent;
(x)    Affiliate Agreements. Evidence, in form and substance satisfactory to Purchaser, of the termination of each Affiliate Agreement, except for the Continuing Affiliate Agreements, without Liability of the Company, Purchaser and its Affiliates thereunder from and after the Closing;
(xi)    401(k) Plan. Written evidence, in form and substance reasonably satisfactory to Purchaser, that the Company has made all necessary payments to fund the contributions: (x) necessary or required to maintain the tax-qualified status of any such 401(k) Plan; (y) for elective deferrals made pursuant to any such 401(k) Plan for the period prior to termination; and (z) for employer matching contributions (if any) for the period prior to termination;
(xii)    Spousal Consent. A spousal consent, in the form of Exhibit D, duly executed by the spouse or former spouse, as applicable, of each Seller who is married or whose former spouse has any community property interest in or to the Shares held by such Seller;
(xiii)    Corporate Books and Records. All corporate books and records and other property of the Company in the possession of any Seller; and
(xiv)    Other Documents. All other instruments, agreements, certificates and documents required to be delivered by the Sellers’ Representative at or prior to the Closing pursuant to this Agreement and such other certificates of authority and similar instruments as Purchaser has reasonably requested at least three (3) Business Days prior to the Closing Date.
(b)    Purchaser shall deliver, or cause to be delivered, the amounts set forth in the Estimated Closing Date Statement as provided in Section 2.2(b), and shall deliver, or cause to be delivered, to the Sellers’ Representative or any other Person designated by the Sellers’ Representative (unless the delivery is waived in writing by the Sellers’ Representative), the following documents, in each case duly executed or otherwise in proper form:
(i)    Good Standing Certificate. A good standing certificate with respect to Purchaser issued by the Secretary of State of the State of South Carolina, dated as of a date not more than three (3) Business Days prior to the Closing Date;
(ii)    Escrow Agreement. The Escrow Agreement, duly executed by Purchaser; and
(iii)    Other Documents. All other instruments, agreements, certificates and documents required to be delivered by Purchaser at or prior to the Closing pursuant to this Agreement and such other certificates of authority and similar instruments as the Sellers’ Representative has reasonably requested at least three (3) Business Days prior to the Closing Date.
Section 2.6.    Escrow Arrangements.
(a)    At the Closing, Purchaser and the Sellers’ Representative shall enter into an Escrow Agreement with the Escrow Agent in the form attached hereto as Exhibit E (the “Escrow Agreement”), pursuant to which, among other things, Purchaser shall (i) deposit an amount in cash equal to the Adjustment Escrow Amount in the Adjustment Escrow Account in order to provide Purchaser with a source of funds for satisfaction of any amounts owing to Purchaser resulting from any adjustment to the amount of the Purchase Price pursuant to Section 2.3 of this Agreement, and (ii) deposit an amount in cash equal to the Indemnity Escrow Amount in the Indemnity Escrow Account in order to provide Purchaser with a source of funds for satisfaction of any amounts owing from the Sellers to any Indemnitee resulting from Damages required to be indemnified by the Sellers under Article IX of this Agreement.
(b)    The Adjustment Escrow Amount and the Indemnity Escrow Amount shall be held by the Escrow Agent in accordance with the Escrow Agreement. Distributions from each of the Escrow Accounts to the

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Sellers’ Representative or Purchaser, as applicable, shall be made as provided in this Agreement and the Escrow Agreement.
Section 2.7.    Required Withholdings. Notwithstanding anything to the contrary set forth in this Agreement, Purchaser will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any Seller such amounts as are required under the Code or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld by Purchaser, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the Seller in respect of which such deduction and withholding were made by Purchaser. Notwithstanding the foregoing, no amount shall be withheld from any payment made hereunder to a Seller who provides Purchaser with a properly completed Internal Revenue Service Form W-9 or Substitute Form W-9, or who otherwise provides Purchaser with appropriate evidence that such Person is exempt from federal income Tax back-up withholding. Optionees acknowledge, understand and agree that, with respect to any payments of the Purchase Price for Shares subject to options exercised by such Optionee at or immediately prior to the Closing, whether paid at the Closing or subsequent thereto, Sellers’ Representative and/or the Company, as appropriate, will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any such Optionee such amounts as are required under the Code or any provision of state, local or foreign Tax law.
Section 2.8.    Earn-Out.
(a)    Earn-Out Payment. As additional consideration for the purchase of the Shares, at such time and in the manner as provided in Section 2.8(b)(i) or Section 2.8(e), as the case may be, the Company shall pay, or cause to be paid, to the Sellers’ Representative (on behalf of the Sellers on a Pro Rata Share basis) with respect to the Earn-Out Period an amount in cash, if any, determined as follows:
(i)    If, with respect to the Earn-Out Period,
(A)    EBITDA for the Earn-Out Period is less than $[*****], the Earn-Out Payment shall be an amount equal to EBITDA multiplied by eleven (11) minus the Base Purchase Price; and
(B)    EBITDA for the Earn-Out Period is equal to or greater than $[*****], the Earn-Out Payment shall be an amount equal to $13,167,000.
(b)    Earn-Out Report.
(i)    On or prior to November 30, 2017, Purchaser shall prepare and deliver, or cause to be prepared and delivered, to the Sellers’ Representative a written report (the “Earn-Out Report”) setting forth, in reasonable detail: (A) a calculation of EBITDA for the Earn-Out Period, and (B) the resulting calculation of the Earn-Out Payment. If the Sellers’ Representative agrees with the calculations set forth on such Earn-Out Report, then the Company shall pay or cause to be paid to the Sellers’ Representative (on behalf of the Sellers on a Pro Rata Share basis) an amount equal to such Earn-Out Payment (such amount, the “Undisputed Earn-Out Payment”), if any, on or prior to November 30, 2017 by wire transfer of immediately available funds to an account or accounts designated in writing by the Sellers’ Representative.
(ii)    If the Sellers’ Representative does not agree with the calculations set forth on the Earn-Out Report, the Earn-Out Report none the less shall become final and binding upon the parties on the day that is thirty (30) days following delivery thereof to the Sellers’ Representative, unless the Sellers’ Representative shall have given written notice of disagreement (the “Earn-Out Dispute Notice”) to Purchaser prior to such date. The Earn-Out Dispute Notice shall specify in reasonable detail the nature of any disagreement so asserted in respect of the Earn-Out Report and shall contain a statement setting forth the calculation of each amount set forth in the Earn-Out Report, in each case determined by the Sellers’ Representative to be correct.
(c)    Inspection of Books and Records. During the thirty (30)-day period following delivery of the Earn-Out Report, and upon the written request of the Sellers’ Representative, Purchaser shall provide the Sellers’ Representative and his accountants, upon reasonable notice at a mutually agreed upon time during normal business

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hours, reasonable access to the books, records and personnel of the Company that were utilized in the preparation of the Earn-Out Report to verify the amounts included in the Earn-Out Report.
(d)    Disputes. During the ten (10)-day period following the delivery of the Earn-Out Dispute Notice, Purchaser and the Sellers’ Representative shall seek in good faith to resolve any differences which they may have with respect to the matters asserted in the Earn-Out Dispute Notice. If, at the end of such ten (10)-day period, Purchaser and the Sellers’ Representative have not so resolved such differences, then the disputed matters shall be referred to the Accounting Firm for resolution in a manner consistent with the provisions pertaining to the Accounting Firm in Section 2.3(c)(ii) (including the procedural and cost provisions thereof), mutatis mutandis. The Earn-Out Payment, as finally determined pursuant to this Section 2.8(d), shall be referred to herein as the “Final Earn-Out Payment”.
(e)    Timing of Final Earn-Out Payment. To the extent no Undisputed Earn-Out Payment has been paid pursuant to Section 2.8(b)(i) above, then within five (5) Business Days after the determination of the Final Earn-Out Payment, the Company shall pay, or cause to be paid, to the Sellers’ Representative (on behalf of the Sellers on a Pro Rata Share basis), an amount in cash equal to the Final Earn-Out Payment, by wire transfer to immediately available funds to an account or accounts designated in writing by the Sellers’ Representative at least two (2) Business Days prior to such payment date.
(f)    Earn-Out Covenants. During the Earn-Out Period, Purchaser shall, and shall cause the Company to, use commercially-reasonable efforts to act in good faith and in the spirit of fair dealing with respect to the provisions of this Section 2.8 and shall not, and shall cause the Company not to, intentionally take any action in bad faith which has the primary purpose of reducing the earning or payment of the Earn-Out Payment (if any) (the “Earn-Out Covenants”). Except for the express Earn-Out Covenants, none of Purchaser, any of its Affiliates, the Company or any of their respective Representatives shall have any obligation, express or implied, to operate the Company in any particular manner so as to meet the requirements for the Earn-Out Payment as set forth herein.
(g)    Right of Setoff. In addition to any rights of setoff or other similar rights that Purchaser or the Company may have at common law or otherwise, the Company shall have the right to withhold and, in the case of clauses (i), (ii) and (iii) below, deduct from the Undisputed Earn-Out Payment or the Final Earn-Out Payment, as applicable, that is owed to the Sellers under this Section 2.8: (i) any amount that is payable by the Sellers to Purchaser under Section 2.3(d)(ii) but has not yet been paid; (ii) any amount that is payable by the Sellers to any Indemnitee under Article IX but has not yet been paid; and (iii) any amount for which there is a dispute as to whether such amount is payable by the Sellers to Purchaser under Section 2.3 or to any Indemnitee under Article IX pending final determination of such dispute (including any final determination under Section 2.3 or Section 9.6).
(h)    No Security. The parties understand and agree that (i) the contingent right to receive the Earn-Out Payment shall not be represented by any form of certificate or other instrument, is not transferable, and does not constitute an equity or ownership interest in Purchaser or the Company, (ii) none of the Sellers shall have any rights as a securityholder of Purchaser or the Company as a result of such Seller’s contingent right to receive the Earn-Out Payment hereunder, and (iii) no interest is payable with respect to the Earn-Out Payment.
(i)    Restrictions on Earn-Out Payment. The Company shall not be obligated to pay, and Sellers shall not be entitled to receive, the Earn-Out Payment, by set-off or otherwise, if payment of the Earn-Out Payment (after giving pro forma effect to a hypothetical advance under any Financing Document in the amount of the Earn-Out Payment): (i) would be prohibited or blocked by or result in a default (whether with the passage of time, giving of notice or both) or an event of default under any Financing Document to which the Company or any of its Affiliates (including Purchaser from and after the Closing) is a party, if such default or event of default would result from the payment of such Earn-Out Payment; or (ii) would cause the Company or any of its Affiliates (including Purchaser from and after the Closing) not to be in pro forma compliance with any covenant contained in any Financing Document (including as a result of the failure to meet any minimum liquidity thresholds necessary to prevent the testing of any such covenant) after giving effect to the payment of the Earn-Out Payment; provided, however, that (x) the Company shall use commercially reasonable efforts to cure such default or satisfy such covenant, in each case that prohibits the payment of the Earn-Out Payment, at the earliest date reasonably practicable (it being agreed and understood that such

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efforts shall not require the Company to amend any Financing Document or to change its payment practices under any Financing Document); and (y) the Company’s obligations to make the payment of the Earn-Out Payment shall be reinstated once none of the conditions described in the foregoing clauses (i) and (ii) are in existence; provided further, however, that if, as a result of any of the conditions described in the foregoing clauses (i) and (ii), the Company is unable to make the Earn-Out Payment, if any, within thirty (30) days of the Earn-Out Payment becoming due and payable, then interest shall accrue on the amount due and not paid at the LIBOR Rate plus two percent (2%) per annum, compounded annually from the date such payment is due until paid in full.
(j)    Tax Treatment. The parties shall treat and report the Undisputed Earn-Out Payment or the Final Earn-Out Payment, as applicable, that the Sellers receive pursuant to this Section 2.8 as an adjustment to the Purchase Price for Tax purposes.
ARTICLE III
REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY
Except as set forth in the disclosure schedule delivered by the Sellers to Purchaser simultaneously with the execution and delivery of this Agreement (the “Disclosure Schedule”), the Company represents and warrants to Purchaser as of the date of this Agreement and as of the Closing Date as follows:
Section 3.1.    Organization and Qualification.
(a)    The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of California and has the requisite corporate power and authority to own, operate or lease all of the properties and assets that it purports to own, operate or lease and to carry on its business as it is now being conducted and as currently proposed to be conducted.  The Company is duly licensed or qualified to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, operated or leased by it makes such licensing or qualification necessary. Section 3.1(a) of the Disclosure Schedule accurately sets forth each jurisdiction where the Company is qualified, licensed or admitted to do business.
(b)    The copies of the Articles of Incorporation and the Bylaws provided to Purchaser are complete and correct copies of such documents as in effect as of the date of this Agreement.
(c)    Section 3.1(c) of the Disclosure Schedule accurately sets forth: (i) the names of the members of the Company Board; (ii) the names of the members of each committee of the Company Board; and (iii) the names and titles of each officer of the Company.
Section 3.2.    Capitalization; Ownership of Shares.
(a)    Section 3.2(a)(i) of the Disclosure Schedule sets forth a complete and accurate list of the authorized, issued and outstanding shares of Company Capital Stock and any shares of Company Capital Stock that are held in the Company’s treasury. Except as set forth in Section 3.2(a)(i) of the Disclosure Schedule, there are no other shares or other equity interests in the Company issued, reserved for issuance or outstanding. Schedule A sets forth a complete and accurate list of all Persons which hold any Company Capital Stock or Options. All of the issued and outstanding shares of Company Capital Stock have been duly authorized and validly issued and are fully paid, non-assessable and free of any preemptive rights. There are no outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any security of the Company to which the Company is a party, including any securities representing the right to purchase or otherwise receive any shares of Company Capital Stock. There are no outstanding phantom stock rights or stock appreciation rights granted by the Company to any Person. There is no Indebtedness with voting rights (or convertible into, or exchangeable for, securities with voting rights) with respect to any matters on which any equity holder of the Company may vote. Section 3.2(a)(ii) of the Disclosure Schedule sets forth an accurate and complete list of the holders of all of the issued and outstanding shares of Company Capital Stock, the address of each such holder and the number, series and classes of shares of Company Capital Stock owned of record by each such holder.

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(b)    The Company does not have and has never had any Subsidiaries. The Company: (i) does not own any equity securities or other ownership interest of any other Person; (ii) does not control any Person; (iii) does not have any investments in, or hold any interest, directly or indirectly, in, any Person; and (iv) does not have any obligation or requirement, directly or indirectly, to provide capital contributions to, or invest in, any Person.
(c)    There are no outstanding contractual obligations to which the Company is a party: (i) to repurchase, redeem or otherwise acquire any shares of Company Capital Stock or other equity interests in the Company; or (ii) relating to the voting of any shares of Company Capital Stock or other equity interests in the Company.
(d)    All of the shares of Company Capital Stock and all other securities that have ever been issued or granted by the Company have been issued and granted in compliance with: (i) all applicable state and federal securities Laws and all other applicable Laws; and (ii) all requirements set forth in all applicable Contracts. None of the outstanding shares of Company Capital Stock were issued in violation of any preemptive rights or other rights to subscribe for or purchase securities of the Company.
(e)    Except as set forth in Section 3.2(e) of the Disclosure Schedule, no Person will be entitled to receive any payment or consideration as a result of the Transactions other than the Sellers.
Section 3.3.    Authority. The Company has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder, and the consummation by the Company of the Transactions, have been duly and validly authorized by all necessary corporate action on the part of the Company, and no other or further action or proceeding on the part of the Company (or its equity holders) is necessary to authorize the execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder, and the consummation by the Company of the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming the due and valid authorization, execution and delivery of this Agreement by each other party thereto, constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability: (i) may be limited by bankruptcy, insolvency, moratorium or other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally; and (ii) is subject to general principles of equity.
Section 3.4.    Consents and Approvals; No Violations.
(a)    Except for (i) any filings required to be made pursuant to the HSR Act and any other Antitrust Laws and (ii) the Consents, filings, declarations, registrations and notices set forth in Section 3.4(a) of the Disclosure Schedule (the “Required Consents”), no Consent of, or filing, declaration or registration with, or notice to any Governmental Entity or any other Person, which has not been received or made, is required to be obtained or made by the Company for the execution and delivery by the Company of this Agreement or for the consummation of the Transactions.
(b)    The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder, and the consummation by the Company of the Transactions to be consummated by the Company do not and will not: (i) conflict with or violate any provision of the Articles of Incorporation or the Bylaws; or (ii) assuming that the Required Consents have been received or made, as the case may be, prior to the Closing: (x) conflict with or result in a violation or breach of any Law applicable to the Company or any of their respective properties or assets; (y) conflict with, result in a violation or breach of, result in the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination, modification or cancellation of or a right of termination, modification or cancellation under, or accelerate the performance required under, any Material Contract, or any Permit required for the conduct of the business of the Company; or (z) result in the creation of any Lien upon any of the material properties or assets of the Company.
Section 3.5.    Financial Statements.

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(a)    Delivery of Financial Statements. The Company has delivered to Purchaser true, correct and complete copies of the following financial statements and notes (collectively, the “Company Financial Statements”): (i) the audited balance sheets of the Company as of December 31, 2016, December 31, 2015 and December 31, 2014, and the related audited statements of income, statements of stockholders’ equity and statements of cash flows for the fiscal years ended December 31, 2016, December 31, 2015 and December 31, 2014, together with all related notes and schedules thereto; and (ii) the unaudited balance sheet of the Company as of April 30, 2017 (the “Interim Balance Sheet”), and the related unaudited statement of income, statements of stockholders’ equity and statements of cash flows for the four (4) months ended April 30, 2017.
(b)    Fair Presentation. The Company Financial Statements present fairly the financial position, results of operations, cash flows and the assets, liabilities, revenues, expenses and stockholders’ equity of the Company for the periods covered thereby. The Company Financial Statements are in accord with the corporate books and records of the Company and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered.
(c)    Indebtedness. Section 3.5(c) of the Disclosure Schedule sets forth a complete and correct list of all Indebtedness as of the date of this Agreement, identifying the creditor (including name and address), the type of instrument under which the Indebtedness is owed and the amount of the Indebtedness as of the open of business on the date of this Agreement. No Indebtedness contains any restriction upon: (i) the prepayment of any of such Indebtedness; (ii) the incurrence of Indebtedness by the Company; or (iii) the ability of the Company to grant any Lien on its properties or assets. With respect to each item of Indebtedness, the Company is not in default and no payments are past due. The Company has not received any written or, to the Knowledge of the Company, other notice of a default, alleged failure to perform or any offset or counterclaim with respect to any item of Indebtedness that has not been fully remedied and withdrawn. The consummation of the Transactions will not cause a default, breach or an acceleration, automatic or otherwise, of any conditions, covenants or any other terms of any item of Indebtedness.
Section 3.6.    Customers and Suppliers.
(a)    Customers. Section 3.6(a) of the Disclosure Schedule identifies the revenues received from each of the top ten (10) customers of the Company (based on revenues) for each of the following periods: (i) the four (4) months ended April 30, 2017; and (ii) the fiscal year ended December 31, 2016 (the “Major Customers”). The Company has not received any written, or to the Knowledge of the Company, other notice indicating that any Major Customer: (A) intends or expects to cease dealing with the Company; (B) will otherwise reduce the volume of business transacted with the Company below historical levels; (C) is dissatisfied in any material respect with any product or service of the Company or with its business relationship with the Company; (D) intends or expects to file for bankruptcy or cessation of business; or (E) otherwise intends to change other material terms of its business with the Company.
(b)    Suppliers. Section 3.6(b) of the Disclosure Schedule sets forth a complete and correct list of the ten (10) suppliers that accounted for the largest dollar volume of purchases by the Company during each of the following periods: (i) the four (4) months ended April 30, 2017; and (ii) the fiscal year ended December 31, 2016 (the “Major Suppliers”). The Company has not received any written, or to the Knowledge of the Company, other notice or other communication (in writing or otherwise) indicating that any Major Supplier: (A) intends or expects to cease supplying goods or services to the Company; (B) will otherwise reduce the volume of business transacted with the Company below historical levels; or (C) intends to file for bankruptcy or cessation of business; or (D) otherwise intends to terminate or materially modify its relationship with the Company.
Section 3.7.    Absence of Certain Changes or Events. Since December 31, 2016: (a) there have not occurred any events, series of events, occurrences, conditions, and there has not been any lack of occurrences, facts, conditions, changes, developments or effects, in each case that, individually or in the aggregate, have had or would reasonably be expected to have or result in a Material Adverse Effect; (b) the Company has carried on and operated its business in the ordinary course of business consistent with past practice; and (c) the Company has not taken or authorized any action which, if taken or authorized on or after the date hereof, would require the consent of Purchaser pursuant to Section 5.1.

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Section 3.8.    No Undisclosed Liabilities. The Company does not have any Liabilities except for: (a) Liabilities adequately reflected or reserved against in the Interim Balance Sheet; (b) current Liabilities that have been incurred in the ordinary course of business since the date of the Interim Balance Sheet and that are included in the calculation of Net Working Capital; (c) contingent Liabilities that are not required by GAAP to be reflected on the face of, or described in notes to, a balance sheet of the Company; and (d) Liabilities under this Agreement.
Section 3.9.    Litigation.
(a)    There is no Proceeding pending or, to the Knowledge of the Company, threatened: (i) against or by the Company or against any of its properties or assets or any of its officers, directors or employees (in their capacity as such); (ii) against or by the Company that relates to the Shares; or (iii) against or by the Company or, to the Knowledge of the Company, any Seller that challenges or seeks to prevent, enjoin or otherwise delay the Transactions.
(b)    There is: (i) no outstanding Order of, or settlement agreement with or subject to, any Governmental Entity; and (ii) no unsatisfied judgment, penalty or award, in each case against or affecting the Company or any of its properties or assets.
Section 3.10.    Real Property; Personal Property.
(a)    The Company does not own and has never owned any interest in any real property, except the Leased Real Property.
(b)    Section 3.10(b) of the Disclosure Schedule sets forth a complete and accurate list of: (i) all real property leased, subleased, licensed or otherwise used, operated or occupied (whether as tenant, subtenant or pursuant to other occupancy arrangements) by the Company (collectively, including the buildings, improvements and fixtures located thereon, the “Leased Real Property”), including the street address of each Leased Real Property; and (ii) each Contract pursuant to which the Company holds any Leased Real Property as landlord, sublandlord, tenant, subtenant, occupant or otherwise (each, a “Real Property Lease”), including all currently effective amendments and modifications thereto.
(c)    The Company has a valid leasehold or subleasehold interest in (or a valid right to use and occupy), and enjoys peaceful and undisturbed possession of, each Leased Real Property, in each case free and clear of all Liens other than Permitted Liens. All rent (including base rent and additional rent) due and payable under each of the Real Property Leases has been paid.
(d)    Except: (i) for and as provided in the Real Property Leases; and (ii) for Permitted Liens, none of the Leased Real Properties is subject to any lease, sublease, license or other agreement granting to any Person (other than the Company) any right to the use or occupancy of such Leased Real Property or any part thereof.
(e)    There is no condemnation, eminent domain or taking proceeding pending or, to the Sellers’ Knowledge, threatened that affects any Leased Real Property.
(f)    The Company has good title to, or a valid leasehold interest in, or with respect to licensed assets, a valid license to use, all material tangible personal property used or held for use by it in connection with the conduct of its business, free and clear of all Liens other than Permitted Liens.
(g)    The properties and assets (whether real or personal, tangible or intangible) owned by and leased to the Company constitute all of the assets and properties necessary to conduct the Company’s business in the manner in which such business has been conducted during the periods reflected in the Company Financial Statements and is conducted on the date of this Agreement.
Section 3.11.    Taxes.
(a)    Except as otherwise disclosed in Section 3.11(a) of the Disclosure Schedule:

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(i)    all income, employment, sales, property and all other material Tax Returns required to be filed by or on behalf of the Company (the “Company Returns”) have been timely and properly filed (taking into account any extensions), and all Company Returns and are true, accurate and complete in all material respects;
(ii)    all Taxes of the Company that were due and payable (whether or not shown on any Company Return) have been timely and properly paid;
(iii)    the Company has withheld and collected all amounts required by Law to be withheld or collected, including sales and use Taxes and amounts required to be withheld for Taxes of employees, independent contractors, creditors, stockholders (including the Sellers) or other third parties, and, to the extent required, has timely paid over such amounts to the proper Governmental Entities, and has properly requested, received and retained all necessary exemption certificates and other documentation supporting any claimed exemption or waiver of Taxes on sales or similar transactions as to which the Company would otherwise have been obligated to collect or withhold such Taxes;
(iv)    no power of attorney has been granted with respect to the Company as to any matter relating to Taxes;
(v)    the Company has delivered to Purchaser true, correct and complete copies of all Company Returns with respect to Taxes filed by or with respect to it with respect to the period from January 1, 2013 through April 30, 2015 (the “Delivered Returns”), and has delivered or made available to Purchaser all work papers, records, audit and examination reports, and statements of deficiencies proposed or assessed against or agreed to by the Company;
(vi)    no claim has been made in writing by any Governmental Entity in any jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction and, to the Sellers’ Knowledge, there is no reasonable basis for any such Governmental Entity to make any such claim;
(vii)    the Company has not engaged in a trade or business, has not had a permanent establishment (within the meaning of an applicable Tax treaty), and has not otherwise become subject to Tax jurisdiction in a country other than the United States;
(viii)    the Company has not, in the past five (5) years, (A) acquired assets from another corporation in a transaction in which the Company’s Tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor or (B) acquired the stock of any corporation that is a qualified subchapter S subsidiary; and
(ix)    other than methods of depreciation and amortization, there are no elections with respect to Taxes affecting the Company that were not made in the Delivered Returns.
(b)    Within the past five (5) years, no Company Return has ever been examined or audited by any Governmental Entity. There is no pending audit, refund claim, litigation, proposed adjustment, matter in controversy or other Proceeding with respect to any Tax for which the Company may be liable and, to the Knowledge of the Sellers, no such audit, examination, refund claim, litigation, proposed adjustment, or other Proceeding is or has been threatened in a writing delivered to any Seller or the Company. No deficiencies for any Tax have been proposed, asserted or assessed against the Company which have not been settled and paid in full, and, to the Knowledge of the Sellers, no such proposal, assertion or assessment is pending or been threatened in a writing delivered to any Seller or the Company. No extension or waiver of the limitation period applicable to any Company Return has been granted by or requested from the Company that remains open. There are no Liens with respect to any Taxes against any of the assets of the Company, other than Permitted Liens.
(c)    The Company is not a party to any Contract that has resulted or would reasonably be expected to result, separately or in the aggregate, in the payment of any “excess parachute payment” within the meaning of

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Section 280G of the Code (or any corresponding provisions of state, local or foreign Law). The Company has no indemnity obligations for any Taxes imposed under Section 4999 of the Code.
(d)    The Company will not be required to include any item of income in, or exclude any item of deduction from, Taxable income for any Tax period (or portion there) ending after the Closing Date as a result of any: (i) change in method of accounting for a Tax period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (iii) installment sale or open transaction disposition made on or prior to the Closing Date; or (iv) prepaid amount received or deferred revenue accrued for a Tax period ending on or prior to the Closing Date. The Company is not a party to or bound by and does not have any Liability under any Tax sharing agreement, Tax allocation agreement or Tax indemnity agreement.
(e)    The Company: (i) has never been a member of any affiliated group filing a consolidated federal income Tax Return or any similar group for state, local or foreign Tax purposes; and (ii) does not have any Liability for any amount of Taxes of any Person (other than the Company) pursuant to any Law (including Treasury Regulations Section 1.1502-6 or any similar provision of state, local or foreign Law), as a transferee or successor, by Contract, indemnity or otherwise.
(f)    The Company has not distributed stock of another Person, and has not had its stock distributed by another Person, in a transaction that was purported or intended to be governed, in whole or in part, by Section 355 or Section 361 of the Code.
(g)    Section 3.11(g) of the Disclosure Schedule sets forth all Tax exemptions, Tax holidays or other Tax reduction agreements or arrangements applicable to the Company. The Company is in compliance with the requirements for any such Tax exemptions, Tax holidays or other Tax reduction agreements or arrangements, and none of the Tax exemptions, Tax holidays or other Tax reduction agreements or arrangements will be jeopardized by the Transactions.
(h)    Other than on account of the Transactions, the Company does not have any net operating losses or other Tax attributes currently subject to limitations under Section 382, Section 383 or Section 384 of the Code (or any corresponding provisions of state, local or foreign Law).
(i)    The Company is not currently, and will not for any period for which a Tax Return has not been filed be, required to include any adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code (or any corresponding provisions of state, local or foreign Law) as a result of transactions, events or accounting methods employed prior to the Transactions.
(j)    The Company has disclosed on its Tax Returns any Tax reporting position taken in any Tax Return which would reasonably be expected to result in the imposition of penalties under Section 6662 of the Code (or any comparable provisions of state, local or foreign Law).
(k)    The Company has not consummated or participated in, and is not currently participating in, any transaction which was or is a “tax shelter” transaction as defined in Sections 6662 or 6111 of the Code or the Treasury Regulations promulgated thereunder. The Company has not participated in, and is not currently participating in, a “Listed Transaction” or a “Reportable Transaction” within the meaning of Section 6707A(c) of the Code or Treasury Regulations Section 1.6011-4(b), or any transaction requiring disclosure under a corresponding provision of state, local, or foreign Law.
Section 3.12.    Compliance with Laws; Permits.
(a)    The Company is in compliance with all Laws applicable to the Company, and no Proceeding has been filed or commenced and is continuing against the Company, and the Company has not received any written notice, or to the Knowledge of the Company, other communication (in writing or otherwise), alleging that the Company is not in compliance with any such Law. No event has occurred since January 1, 2016, and no circumstance exists, in

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each case that (with or without notice or lapse of time), would reasonably be expected to constitute or result in a material violation by the Company of, or a material failure on the part of the Company to comply with, any Law applicable to the Company.
(b)    (i) The Company holds all Permits required for the conduct of its business; (ii) such Permits are valid, unimpaired and in full force and effect; (iii) the Company is not in default under or in material violation of any such Permit; and (iv) no Proceeding seeking the revocation, cancellation, termination, limitation or nonrenewal of any such Permit is pending before any Governmental Entity or, to the Sellers’ Knowledge, threatened.
Section 3.13.    Labor Matters.
(a)    No employees of the Company are covered by, and the Company is not subject to, a collective bargaining agreement, labor contract or other oral or written agreement or understanding with a labor organization or labor union. No: (i) organizing activities involving the Company are pending with any labor organization or, to the Seller’s Knowledge, with any group of employees of the Company; (ii) collective bargaining agreement is being or has been negotiated by the Company; and (iii) strike, lockout, slowdown, or work stoppage against the Company is currently pending or, to the Sellers’ Knowledge, threatened that may interfere with the business activities of the Company.
(b)    The Company and each ERISA Affiliate is in material compliance with all, and have at all times materially complied with all, and neither the Company nor any ERISA Affiliate has received any written notice or, to the Knowledge of the Company, other communication (in writing or otherwise) of any claim filed with or by any Governmental Entity alleging that any of them has violated any, Laws or applicable contractual arrangements that relate to wages, hours, compensation, meal and rest breaks, wage statements, fringe benefits, employment or termination of employment, employment policies or practices, immigration, terms and conditions of employment, child labor, labor or employee relations, classification of employees, affirmative action, equal employment opportunity and fair employment practices, disability rights or benefits, workers’ compensation, unemployment compensation and insurance, health insurance continuation, whistle-blowing, harassment, discrimination, retaliation or employee safety or health and, to the Knowledge of the Sellers, no such claim is threatened.
(c)    To the Knowledge of the Sellers, no executive or manager of the Company has given written notice to the Company of any present intention to terminate his or her employment.
(d)    Except as set forth in Section 3.13(d) of the Disclosure Schedule, each Person who is an employee of the Company is employed at will without any penalty, Liability or severance obligation. The Company has provided to Purchaser a complete and correct list of all employees of and consultants to the Company having total annual compensation in excess of $70,000, which sets forth the following information with respect to each: (i) name; (ii) title or position; (iii) the entity or entities by which such individual is employed; (iv) hire date; (v) current annual or hourly base compensation rate; (vi) commission, bonus, incentive compensation, or other similar compensation paid for calendar year 2016; (vii) all accruals or commitments (whether oral or written) to pay commissions, bonuses, incentive compensation, or other similar compensation for the current year; (viii) accrued but unused vacation or paid time off; (ix) active or inactive status and, if applicable, the reason for inactive status; (x) accrued but unused sick days; (xi) full-time or part-time status; (xii) exempt or non-exempt status; (xiii) employment location; and (xiv) any union affiliation.
(e)    The Company has complied with all Laws regarding classification of all applicable persons as employees, independent contractors, leased employees or as persons exempt from overtime pay.
Section 3.14.    Employee Benefits.
(a)    Section 3.14(a) of the Disclosure Schedule sets forth a complete and correct list of each “employee benefit plan” (within the meaning of Section 3(3) of ERISA), each stock purchase, stock ownership, stock option, phantom stock, severance, retention, employment, change-in-control, bonus, incentive compensation, profit sharing, deferred compensation or supplemental retirement agreement, program, policy or arrangement, and each other plan, agreement, program, policy or arrangement providing employee benefits or compensation to any current or former

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employee of the Company (whether written or unwritten) which is maintained, contributed to or sponsored by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate is obligated to make any contributions or has any material Liability.  All such plans, agreements, programs, policies and arrangements are hereinafter referred to collectively as the “Benefit Plans” and individually as a “Benefit Plan.”
(b)    With respect to each Benefit Plan, the Company has delivered or made available to Purchaser: (i) a complete and correct copy of such plan or plan documents, as applicable, or a summary of such plan; (ii) the most recent Internal Revenue Service determination letter, if applicable; (iii) the current summary plan description, if applicable; (iv) the most recent actuarial valuation report, if applicable; (v) the most recent annual report (Form 5500, with all applicable attachments); and (vi) all related trust agreements that implement each Benefit Plan.
(c)    Each Benefit Plan is being operated, funded and administered in all material respects in accordance with its terms and the requirements of ERISA and the Code and other applicable Law.  Each Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code and each trust associated with any Benefit Plan that is intended to be exempt from taxation under Section 501(a) of the Code has received a favorable Internal Revenue Service determination letter as to its qualification and to the effect that each such trust is exempt from taxation under Section 501(a) of the Code, or is a prototype plan that is the subject of a favorable opinion letter from the Internal Revenue Service and, to the Sellers’ Knowledge, nothing has occurred since the date of such determination or opinion letter that would reasonably be expected to result in a loss of such plan’s qualification or tax-exempt status. No “prohibited transaction” within the meaning of Section 406 of ERISA has occurred with respect to any Benefit Plan, and no Tax has been imposed pursuant to Section 4975 of the Code in respect thereof.
(d)    Neither the Company nor any ERISA Affiliate maintains, contributes to or has any Liability with respect to a “single-employer plan” within the meaning of Section 4001(a)(15) of ERISA (a defined benefit plan that is not a multiemployer/union plan) or a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA.
(e)    There are no actions, suits or claims (other than routine claims for benefits in the ordinary course) pending or, to the Knowledge of the Sellers, threatened with respect to any Benefit Plan.
(f)    Except as set forth in Section 3.14(f) of the Disclosure Schedule, neither the execution and delivery of this Agreement by the Sellers nor the consummation of the Transactions (either alone or in conjunction with any other event) will:  (i) increase any benefits otherwise payable under any Benefit Plan; (ii) result in any acceleration of the time of payment or vesting of any such benefits; or (iii) result in any payment (whether severance pay or otherwise) becoming due to, or with respect to, any current or former employee or director of the Company.
(g)    No Benefit Plan is a “welfare benefit plan” within the meaning of Section 3(1) of ERISA that provides benefits to former employees of the Company, other than pursuant to Section 4980B of the Code or any similar Law.
(h)    The Company has no Liability by reason of an individual who performs or performed services for the Company in any capacity being improperly excluded from participating in a Benefit Plan.
(i)    Each Benefit Plan which is a “non-qualified deferred compensation plan” (as such term is defined in Section 409A(d)(1) of the Code) (i) has, at all times, been administered in compliance with the requirements of Section 409A of the Code and applicable guidance issued thereunder, and (ii) is in a form which complies with the requirements of Section 409A of the Code, so that its terms and provisions comply with the requirements of Section 409A of the Code; in all cases so that the additional tax described in Section 409A(a)(1)(B) of the Code will not be assessed against the individuals participating in any such non-qualified deferred compensation plan with respect to benefits due or accruing thereunder.
(j)    The Company has no indemnity obligations for any Taxes imposed under Section 409A of the Code.

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(k)    Neither the Company nor any ERISA Affiliate has any liability with respect to any nonqualified Deferred Compensation plan or any other Deferred Compensation plan.
Section 3.15.    Material Contracts.
(a)    Section 3.15(a) of the Disclosure Schedule contains a true, accurate and complete list of each of the following types of Contracts to which the Company is a party or by which its assets or properties are bound (each, a “Material Contract”):
(i)    any Contract (A) pursuant to which the Company received aggregate payments in excess of $25,000 during the fiscal year ended December 31, 2016 or during the four (4) month period ended April 30, 2017 or (B) that the Company reasonably anticipates will, in accordance with its terms, involve aggregate payments to the Company in excess of $50,000 within the twelve (12) month period from and after the date of this Agreement;
(ii)    any Contract (A) pursuant to which the Company made aggregate payments in excess of $50,000 during the fiscal year ended December 31, 2016 or during the four (4) month period ended April 30, 2017 or (B) that the Company reasonably anticipates will, in accordance with its terms, involve aggregate payments by the Company in excess of $50,000 within the twelve (12) month period from and after the date of this Agreement;
(iii)    any Contract with any Major Customer or Major Supplier;
(iv)    any Contract relating to Indebtedness with aggregate Liabilities in excess of $50,000;
(v)    any Contract limiting, restricting or prohibiting the Company from: (A) conducting any business activities; (B) engaging in any line of business anywhere in the United States or elsewhere in the world; or (C) conducting any business activities with any Person;
(vi)    any Contract that provides for “most favored nations” terms or establishes an exclusive or priority sale or purchase obligation with respect to any product, service or geographic location;
(vii)    any Contract containing non-solicitation provisions restricting the Company’s ability to hire or retain any employees, customers, vendors, suppliers or other service providers;
(viii)    any (A) joint venture, strategic alliance, partnership, franchise, manufacturer, or development agreement or (B) other Contract that involves a sharing of revenues, profits, losses, costs or Liabilities by the Company with any other Person;
(ix)    any Contract that contains a standstill or similar agreement pursuant to which the Company has agreed not to acquire assets or securities of a third party;
(x)    any Contract granting to any Person a right of first refusal, right of first offer or similar preferential right to purchase any equity interests or material assets of the Company;
(xi)    any Contract relating to (A) the acquisition (by merger, consolidation, purchase of stock or assets, or otherwise) by the Company of any Person, a material portion of the assets of any Person, or any business, division or product line or (B) the divestiture or disposition by the Company of a material portion of its properties or assets, or any of its equity interests, in each case of clauses (A) and (B) pursuant to which any of the parties has any remaining obligations or Liabilities;
(xii)    any Contract providing for capital expenditures in excess of $50,000 individually, or in excess of $100,000 in the aggregate;

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(xiii)    any Contract under which the Company has made, or that obligates the Company to make, a loan or capital contribution to, or investment in, any Person, other than advances to employees in the ordinary course of business;
(xiv)    any Contract under which: (A) the Company is the lessor of, or makes available for use by any third party, any equipment or other tangible property owned by the Company or (B) the Company is the lessee of, or is provided the use of, any equipment or other tangible property owned by any third party, in each case of clauses (A) and (B) for payments or other consideration in excess of $50,000 individually, or in excess of $100,000 in the aggregate, in each case during any twelve (12) month period;
(xv)    any Real Property Lease;
(xvi)    any Inbound IP Contract;
(xvii)    any Outbound IP Contract;
(xviii)    any (A) collective bargaining agreement or (B) Contract with any union, labor organization, works council or other employee representative of a group of employees;
(xix)    any Contract for the employment or engagement of any Person on a full-time, part-time, consulting, independent contractor or other basis, other than (A) employment Contracts providing for at-will employment without any severance or other similar obligations owed upon termination other than compensation or other benefits earned prior to such termination, and (B) consulting and independent contractor agreements that may be terminated by the Company on not more than thirty (30) days’ notice without any additional payment or penalty;
(xx)    any Contract providing for: (A) Change of Control Payments; (B) Accrued Compensation; (C) Deferred Compensation; or (D) the creation, acceleration or vesting of any right or interest for the benefit of any current or former employee or equity holder of the Company or any Affiliate of the Company which become payable as a result of or in connection with the consummation of the Transactions;
(xxi)    any Contract between or among the Company, on the one hand, and any Seller or any Affiliate of any Seller (other than the Company), on the other hand, other than agreements for employment or agreements pursuant to the Company’s 2010 Stock Incentive Plan or the Company’s 2000 Stock Option Plan;
(xxii)    any Contract with any Governmental Entity;
(xxiii)    any Contract under which the Company distributes or discloses any Company Source Code to any Person;
(xxiv)    any power of attorney or similar grant of agency executed by the Company;
(xxv)    any Contract that was otherwise not entered into in the ordinary course of business and is otherwise material to the business conducted by the Company; and
(xxvi)    any Contract which commits the Company to enter into any of the foregoing.
(b)    With respect to each Material Contract: (i) such Material Contract is in full force and effect, constitutes a legal, valid and binding obligation of the Company and, to the Knowledge of the Sellers, each other party thereto, and is enforceable against each of them in accordance with its terms (except that such enforceability (A) may be limited by bankruptcy, insolvency, moratorium or other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally; and (B) is subject to general principles of equity); (ii) neither the Company nor, to the Knowledge of the Company, any other party to such Material Contract is in breach of or default under such Material Contract; (iii) to the Knowledge of the Company no event has occurred or circumstance exists which (with or without notice or lapse of time or both) would constitute a breach of or default under, would cause or permit the

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termination or cancellation of, would cause any loss of benefit under, or would give rise to any right to accelerate the maturity or performance of any obligation under, such Material Contract; (iv) the Company has not provided to or received from any counterparty thereto any notice regarding any actual or alleged breach of or default under (or of any condition which with the passage of time or the giving of notice or both would cause a breach of or default under) such Material Contract; and (v) the Company has not provided to or received from any counterparty thereto any notice announcing, contemplating or threatening to, and the Company is not otherwise aware of any intention by any counterparty thereto to: (A) terminate (other than Material Contracts that are expiring pursuant to their terms) or not renew such Material Contract, (B) seek the renegotiation of such Material Contract in any material respect, or (C) substitute performance under such Material Contract in any material respect.  The Company has delivered or made available to Purchaser true, correct and complete copies of all written Material Contracts (including all amendments thereto), and written descriptions of all material terms of all oral Material Contracts.
Section 3.16.    Intellectual Property.
(a)    Registered Intellectual Property. Section 3.16(a) of the Disclosure Schedule accurately identifies: (i) each item of Registered Intellectual Property in which the Company has or purports to have an ownership interest of any nature (whether exclusively, jointly with another Person or otherwise); (ii) the jurisdiction in which such item of Registered Intellectual Property has been registered or filed and the applicable registration or serial number; (iii) for each item of Registered Intellectual Property that is a domain name, information about the Domain Name Registrar with which such domain name has been registered or filed and the applicable registration or serial number; and (iv) any other Person that has an ownership interest in such item of Registered Intellectual Property and the nature of such ownership interest. The Company has delivered to Purchaser complete and accurate copies of all applications and correspondence with any Governmental Entity related to each such item of Registered Intellectual Property.
(b)    Inbound Licenses. Other than non-exclusive licenses to readily available third party software licensed under a shrink-wrap, click-wrap or similar license agreement, in each case that is not included within or used to operate any Company Software and that is not necessary to be used in the conduct of the business of the Company as currently conducted, Section 3.16(b) of the Disclosure Schedule accurately identifies: (i) each Contract pursuant to which any Intellectual Property Right is or has been licensed to the Company (each, an “Inbound IP Contract”); and (ii) whether the licenses granted to the Company pursuant to such Inbound IP Contracts are exclusive or non-exclusive.
(c)    Outbound Licenses. Section 3.16(c) of the Disclosure Schedule accurately identifies each Contract pursuant to which any Person has been granted any license under, or otherwise has received or acquired any right (whether or not currently exercisable and including a right to receive a license) or interest in, any Owned Intellectual Property (each, an “Outbound IP Contract”). The Company has delivered to Purchaser a complete and accurate copy of each standard form of Outbound IP Contract, and the Company has not entered into any Outbound IP Contract that materially differs from such forms. The Company has never been bound by or subject to any Contract containing any obligation on the part of the Company to deposit any Company Source Code with any Person. The Company is not bound by or subject to any Contract containing any covenant or other provision that in any way limits or restricts the ability of the Company to use, exploit, assert or enforce any Owned Intellectual Property anywhere in the world.
(d)    Royalty Obligations. Section 3.16(d) of the Disclosure Schedule contains a complete and accurate list and summary of all royalties, fees, commissions and other amounts payable by the Company to any other Person (other than sales commissions paid to employees according to the Company’s standard commissions plan) upon or for the use of any Owned Intellectual Property.
(e)    Standard Form IP Agreements. The Company has delivered to Purchaser a complete and accurate copy of each standard form of: (i) employee agreement containing any assignment or license of Intellectual Property or any confidentiality provision; (ii) consulting or independent contractor agreement containing any assignment or license of Intellectual Property or any confidentiality provision; and (iii) confidentiality or nondisclosure agreement (each such form, a “Standard Form IP Agreement”). Section 3.16(e) of the Disclosure Schedule accurately identifies (x) each Contract that is based upon or a variation of a Standard Form IP Agreement if such Contract deviates in any material respect from the corresponding Standard Form IP Agreement and (y) each Contract between the Company

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and one of its employees, consultants or independent contractors in which any such employee, consultant or independent contractor expressly reserved or retained any rights in Intellectual Property related to the business of the Company.
(f)    Ownership and Maintenance or Establishment of Ownership. The Company exclusively owns all right, title and interest to and in the Owned Intellectual Property free and clear of any Liens. All documents and instruments necessary to establish, perfect and maintain the rights of the Company in the Owned Intellectual Property have been validly executed, delivered and filed in a timely manner with the appropriate Governmental Entity. Each current or former employee of the Company who is or was involved in the creation or development of any Owned Intellectual Property has signed a valid and enforceable agreement containing an irrevocable assignment of any Intellectual Property such employee may have had in any Owned Intellectual Property to the Company and containing confidentiality provisions protecting the Owned Intellectual Property. The Company has taken all commercially reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all proprietary information pertaining to the Company and all of the Company’s trade secrets.
(g)    Company Source Code. The Company has never disclosed or distributed any Company Source Code to anyone other than an employee or consultant of the Company who had a need to view such Company Source Code in order to perform his, her or its duties for the Company and who was bound by obligations to maintain the confidentiality of such Company Source Code and to treat such Company Source Code in a manner that would not diminish or harm any of the Company’s rights in Company Source Code. To the Knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, result in the delivery, license, or disclosure of any Company Source Code to any Person who is not an employee or consultant of the Company with a need to view such Company Source Code in order to perform his, her or its duties for the Company and would be bound by valid and enforceable obligations to keep such Company Source Code confidential and take other actions that would prevent the diminishment of any of the Company’s rights in Company Source Code.
(h)    Sufficiency of Intellectual Property. Owned Intellectual Property and Licensed Intellectual Property include all Intellectual Property needed to conduct the business of the Company as currently conducted.
(i)    Valid and Enforceable; Proceedings. All Owned Intellectual Property is valid, subsisting and enforceable. No trademark or trade name owned, used or applied for by the Company conflicts or interferes with any trademark or trade name owned, used or applied for by any other Person. The Company has taken reasonable steps to police the use of its trademarks. No interference, opposition, reissue, reexamination or other Proceeding is or has been pending or, to the Sellers’ Knowledge, threatened, in which the ownership, scope, validity or enforceability of any Owned Intellectual Property is being, has been, or could reasonably be expected to be contested or challenged.
(j)    Effect of Transactions. The Transactions will not, with or without notice or lapse of time, result in, or give any other Person the right or option to cause or declare: (i) a loss of, or Lien on, any Owned Intellectual Property; (ii) the release, disclosure or delivery of any Owned Intellectual Property by or to any escrow agent or other Person; or (iii) the grant, assignment or transfer to any other Person of any license or other right or interest under, to or in any of the Owned Intellectual Property.
(k)    No Third Party Infringement of Owned Intellectual Property. To the Knowledge of the Sellers, no Person has infringed, misappropriated or otherwise violated, and no Person is currently infringing, misappropriating or otherwise violating, any Owned Intellectual Property. Section 3.16(k) of the Disclosure Schedule accurately identifies (and the Company has delivered to Purchaser a complete and accurate copy of) each letter or other written or electronic communication or correspondence that has been sent by, to or on behalf of the Company or any Representative on behalf of the Company regarding any actual, alleged or suspected infringement or misappropriation of any Owned Intellectual Property, and provides a brief description of the current status of the matter referred to in such letter, communication or correspondence.
(l)    No Infringement of Third Party IP Rights. To the Knowledge of the Company, the Company has never infringed (directly, contributorily, by inducement or otherwise), misappropriated or otherwise violated or made unlawful use of any Intellectual Property of any Person. The use of Owned Intellectual Property and, to the

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Knowledge of the Company, the Licensed Intellectual Property in connection therewith do not conflict with, infringe, dilute, misappropriate or otherwise violate any Intellectual Property of any Person. No infringement, misappropriation or similar claim or Proceeding is pending or, to the Sellers’ Knowledge, threatened against the Company or against any other Person who is or may be entitled to be indemnified, defended, held harmless or reimbursed by the Company with respect to such claim or Proceeding. The Company has never received any written notice or, to the Knowledge of the Company, any other communication relating to any actual, alleged or suspected infringement, misappropriation or violation by the Company, or by any current or former employee or agent of the Company, of any Intellectual Property of any Person, including any letter or other communication suggesting or offering that the Company obtain a license to any Intellectual Property. Section 3.16(l) of the Disclosure Schedule lists each Contract to indemnify, defend, hold harmless or reimburse any other Person with respect to, or otherwise assumed or agreed to discharge or otherwise take responsibility for, any existing or potential intellectual property infringement, misappropriation or similar claim.
(m)    Company Software. All Company Software does not contain any bugs, errors, viruses, worms and other material known contaminants, or other problems of a material nature that disrupt its operation or have an adverse impact on the operation of other software programs or operating systems. No Company Software is licensed pursuant to or subject to an Open Source License or incorporates or is based on any computer software that is licensed pursuant to or subject to an Open Source License.
(n)    Company IT Systems. The Company owns or has a valid right to access and use all computer systems, programs, networks, hardware, software, software engines, database, operating systems, websites, website content and links and equipment used to process, store, maintain and operate data, information and functions owned, used or provided by the Company (the “Company IT Systems”). The consummation of the Transactions will not impair or interrupt in any material respect: (i) the Company’s access to and use of, or its right to access and use, the Company IT Systems or any third party databases or third party data used in connection with the business of the Company as currently conducted; and (ii) to the extent applicable, the Company’s customers’ access to and use of the Company IT Systems. The Company has taken all commercially reasonable steps in accordance with industry standards to secure the Company IT Systems from unauthorized access or use by any Person and to provide for the continued, uninterrupted and error-free operation of the Company IT Systems. All Company IT Systems have been available and operating without material interruption during the three (3) years immediately preceding the date of this Agreement. There: (x) to the Company’s Knowledge, have been no unauthorized intrusions or breaches of security with respect to the Company IT Systems; (y) has not been any material malfunction of the Company IT Systems that has not been remedied or replaced in all material respects; and (z) has been no material unplanned downtime or service interruption with respect to any Company IT Systems.
(o)    Data Privacy. The Company’s use or handling of Business Data at all times did not and does not violate, and has not violated, any data privacy or data security related Law. The Company has not received any written or, to the Knowledge of the Company, other communication that the Company is or may be in violation of any data privacy or data security related Law. The Company has not distributed or displayed any Business Data in breach of any Contract. At all times: (i) the Company has posted privacy policies governing the Company’s use and collection of personal information in accordance with applicable Law; and (ii) the Company’s privacy policies completely and accurately described the Company’s use, collection, display and distribution of any personal information. Copies of current policies posted by the Company have been provided to Purchaser. The Company’s operation of its business at all times has been consistent with and compliant with the then current version of the Company’s privacy policy posted by the Company. The Company has not entered into any Contract to provide Personally Identifiable Information to any Person. The Company has taken commercially reasonable steps in accordance with normal industry practices to secure its websites, services and Business Data from unauthorized access or unauthorized use by any Person. A copy of all internally or externally prepared reports or audits that describe or evaluate the Company’s information security procedures have been provided to Purchaser. To the Knowledge of the Company, none of Business Data or the Company’s websites or services have been the target of any successful or attempted unauthorized access, denial-of-service assault or other attack. The Company has not provided copies of or access to Business Data to any Person who has not entered into a Contract with the Company to use, receive or view Business Data and copies of all such Contracts have been provided to Purchaser.
Section 3.17.    Environmental Matters.

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(a)    There is no Proceeding pending or, to the Knowledge of the Sellers, threatened against the Company under or pursuant to any applicable Environmental Law.
(b)    The Company: (i) has been at all times and is in compliance with all applicable Environmental Laws; (ii) holds all Environmental Permits required for the conduct of its business; and (iii) is in compliance with such Environmental Permits.
(c)    No event has occurred, and no circumstance exists, at any location or in connection with the business or assets of the Company that (with or without notice or lapse of time) could reasonably be expected to: (i) materially prevent, hinder or limit continued compliance with Environmental Laws; (ii) give rise to any investigatory, monitoring, remedial or corrective action obligations pursuant to Environmental Laws; (iii) require a material expenditure to comply with Environmental Laws or meet applicable standards thereunder; (iv) require a material change to the operation of the business of the Company in order to comply with Environmental Laws; or (v) result in the imposition of any material Liability or costs pursuant to any Environmental Law.
(d)    The Company has delivered or made available to Purchaser copies of all environmental reports (including any Phase I and Phase II environmental reports, soil and groundwater investigation reports, asbestos reports, and remediation reports), studies, results of tests, sampling data, site assessments, risk assessments (including insurance risk assessments conducted by insurance carriers in connection with the issuance of pollution insurance), inspections, audits and investigations, notices of actual or potential violation or liability, and other similar documents with respect to the business or assets of the Company or any currently or formerly owned, operated or leased real property which are in the possession, custody or control of the Company or any Seller and related to Environmental Releases or compliance with Environmental Laws.
Section 3.18.    Insurance.
(a)    Section 3.18(a) of the Disclosure Schedule sets forth a complete and accurate list of all policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers’ compensation, vehicular, fiduciary liability and other forms of insurance covering the Company, including self-insurance, in each case held by the Company or any other Person (the “Insurance Policies”), setting forth, in respect of each such Insurance Policy: (i) the policy number; (ii) the insurer; (iii) policy limits and deductibles; (iv) the dates of premiums or payments due thereunder; and (v) the expiration date.
(b)    To the Knowledge of the Company, without conducting any market surveys or investigation, the Insurance Policies are of the type and in the amounts as are customary for companies of similar size, in their geographic regions and in the respective businesses in which the Company operates and meet all contractual and statutory requirements to which the Company is subject. There have been no gaps in insurance coverage that could expose the Company to uninsured liability for events that occurred more recently than January 1, 2014.
(c)    With respect to each Insurance Policy: (i) such Insurance Policy is in full force and effect; (ii) the Company and, to the Knowledge of the Company, each other party to such Insurance Policy are in compliance with the terms and provisions of such Insurance Policy in all material respects; (iii) all premiums for such Insurance Policy have been paid in full; (iv) the Company will not be liable for retroactive premiums or similar payments under such Insurance Policy; and (v) no limits of liability or coverage for such Insurance Policy have been exhausted or depleted by more than fifty percent (50%).
(d)    Neither the Company nor, to the Knowledge of the Company, any other Person, has received any notice or other communication (in writing or otherwise) regarding any actual or possible cancellation or termination of, premium increase with respect to, or alteration of coverage under, any such Insurance Policy.
(e)    Section 3.18(e) of the Disclosure Schedule sets forth: (i) a list of all pending claims (including any workers’ compensation claim) under any Insurance Policy; and (ii) the claims history for the Company since January 1, 2015 to the extent involving claims in excess of $25,000. All claims, incidents, wrongful acts or occurrences for which the Company reasonably expects to obtain coverage under any Insurance Policy have been reported to the

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applicable underwriter in accordance with the requirements of the applicable Insurance Policy. There is no claim pending under any Insurance Policy as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights.
Section 3.19.    Accounts Receivable; Accounts Payable; Inventory.
(a)    Section 3.19(a) of the Disclosure Schedule sets forth: (i) an accurate and complete breakdown of all Accounts Receivable as of the date of this Agreement; and (ii) the agings of such Accounts Receivable from the date of invoice. Except as set forth in Section 3.19(a) of the Disclosure Schedule, all Accounts Receivable (including those Accounts Receivable reflected on the Interim Balance Sheet that have not yet been collected): (A) represent sales actually made in the ordinary course of business; (B) constitute only valid, undisputed claims of the Company not subject to claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of business; (C) subject to a reserve for bad debts shown on the Interim Balance Sheet or, with respect to Accounts Receivable arising after the Interim Balance Sheet Date, on the accounting records of the Company, are, to the Knowledge of the Company, collectible in full within ninety (90) days after billing, (D) do not represent obligations for goods sold on consignment; and (E) are not the subject of any formal Proceedings brought by or on behalf of the Company. Since the date of the Interim Balance Sheet, the Company has collected its Accounts Receivable in the ordinary course of business and has not accelerated any such collections.
(b)    All accounts payable of the Company arose in the ordinary course of business consistent with past practice, and no such accounts payable is past due or otherwise in default in its payment. Since the date of the Interim Balance Sheet, the Company has paid its accounts payable in the ordinary course of business, except for those accounts payable the Company is contesting in good faith.
(c)    Except as otherwise reserved for on the Company Financial Statements, all of the inventory of the Company consists of a quality usable and saleable in the ordinary course of business.
Section 3.20.    Bank Accounts; Letters of Credit; Performance Bonds. Section 3.20 of the Disclosure Schedule sets forth: (a) the identity of each bank or financial institution in which the Company has an account, safe deposit box or lockbox, the number of each such account or box and the names of all Persons authorized to draw thereon or having signatory power or access thereto; (b) each letter of credit with respect to which the Company is an applicant or of which the Company is a beneficiary (whether drawn or undrawn); and (c) each performance bond to which the Company is a party. No such performance bonds have been called.
Section 3.21.    Affiliate Transactions. Except as set forth in Section 3.21 of the Disclosure Schedule (collectively, the “Affiliate Agreements”), other than Contracts for employment by the Company or for participation in the Company’s 2010 Stock Incentive Plan or 2000 Stock Option Plan: (a) there are no agreements, arrangements or understandings between the Company, on the one hand, and any Seller or any officer or director of the Company, or, to the Knowledge of the Company, any of their respective Affiliates, on the other hand; and (b) neither any current or former member, manager, stockholder, director, officer or employee of the Company, nor, to the Knowledge of the Company, any immediate family member of any of the foregoing: (i) has any ownership interest in any property or asset used by the Company; (ii) provides material services to the Company (other than employment by the Company); (iii) has borrowed money from or loaned money to the Company that is currently outstanding; or (iv) is a party to any Contract or ongoing transaction or business relationship with, or has any claim or right against, the Company.
Section 3.22.    Broker’s Fees. Except as set forth in Section 3.22 of the Disclosure Schedule, none of the Sellers, the Company or any of their respective Representatives has employed any financial advisor, broker or finder in a manner that would result in any Liability for any broker’s fees, commissions or finder’s fees in connection with any of the Transactions. There are no rights, obligations or other Liabilities under any Contract with any of the financial advisors, brokers or finders set forth in Section 3.22 of the Disclosure Schedule that will continue in effect beyond the Closing.
Section 3.23.    Unlawful Payments.

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(a)    Neither the Company nor any Affiliate, director, officer or employee of the Company, nor, to the Company’s Knowledge, any agent, representative, sales intermediary or other third party acting on behalf of the Company, in any way relating to the business of the Company: (i) has taken any action in violation of any applicable anticorruption Law, including the U.S. Foreign Corrupt Practices Act (15 U.S.C. § 78 dd-1 et seq.); or (ii) has corruptly offered, paid, given, promised to pay or give or authorized the payment or gift of anything of value, directly or indirectly through third parties, to any “Public Official” (as hereinafter defined) or other Person, for purposes of (A) influencing any act or decision of any Public Official or other Person in his, her or its official capacity; (B) inducing such Public Official or other Person to do or omit to do any act in violation of his, her or its lawful duty; (C) securing any improper advantage; or (D) inducing such Public Official or other Person to use his, her or its influence with a government, Governmental Entity, commercial enterprise owned or controlled by any government (including state owned or controlled facilities), or any other Person in order to assist the business of the Company, or any Person related in any way to the business of the Company, in obtaining or retaining business or directing any business to any Person.
(b)    There are no pending or, to the Company’s Knowledge, threatened claims against the Company with respect to violations of any applicable anticorruption Law.
(c)    For purposes of this Section 3.23, “Public Official” means: (i) any director, officer, employee or representative of any regional, federal, state, provincial, county or municipal government or government department, agency, or other division; (ii) any director, officer, employee or representative of any commercial enterprise that is owned or controlled by a government, including any state-owned or controlled company or organization; (iii) any director, officer, employee or representative of any public international organization, such as the United Nations or the World Bank; (iv) any person acting in an official capacity for any government or government entity, enterprise, or organization identified above; and (v) any political party, party official or candidate for political office.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES CONCERNING THE SELLERS AND PURCHASER
Section 4.1.    Representations and Warranties of Sellers. Except as set forth in the Disclosure Schedule, each Seller, severally and not jointly, represents and warrants to Purchaser as of the date of this Agreement and as of the Closing Date as follows:
(a)    Authority. Such Seller has full power, authority and legal capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery by such Seller of this Agreement, the performance by such Seller of its obligations hereunder, and the consummation by such Seller of the Transactions, have been duly and validly authorized by all necessary action on the part of the Seller, and no other or further action or proceeding on the part of such Seller is necessary to authorize the execution and delivery by such Seller of this Agreement, the performance by such Seller of its obligations hereunder and the consummation by such Seller of the Transactions. This Agreement has been duly executed and delivered by the Seller and, assuming the due and valid authorization, execution and delivery of this Agreement by each other party thereto, constitutes a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except that such enforceability: (i) may be limited by bankruptcy, insolvency, moratorium or other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally; and (ii) is subject to general principles of equity.
(b)    Capitalization and Ownership. Such Seller holds of record and owns beneficially, free and clear of any Liens or any other restrictions on transfer (except for transfer restrictions of general applicability imposed under federal or state securities Laws), that number of shares of Company Capital Stock (immediately prior to Closing, including shares of Company Capital Stock subject to outstanding options in the case of Optionees) as set forth opposite such Seller’s name on Section 3.2(a)(ii) of the Disclosure Schedule. Such Seller has good, valid and marketable title to, and has the right to transfer and sell such Seller’s Shares to Purchaser in accordance with the terms of this Agreement. Except for this Agreement, the Seller is not a party to any option, warrant, right, contract, call, put or other agreement or commitment providing for the disposition or acquisition of any equity interest in the Company. Such Seller is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any of the equity securities of the Company.

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(c)    Consents and Approvals; No Violations.
(i)    Except for (i) any filings required to be made pursuant to the HSR Act and any other Antitrust Laws and (ii) the Required Consents, no Consent of, or filing, declaration or registration with, or notice to any Governmental Entity or any other Person, which has not been received or made, is required to be obtained or made by such Seller for the execution and delivery by such Seller of this Agreement or for the consummation of the Transactions.
(ii)    The execution and delivery by such Seller of this Agreement, the performance by such Seller of its obligations hereunder, and the consummation by such Seller of the Transactions to be consummated by such Seller do not and will not: (i) conflict with or violate any provision of the Articles of Incorporation or the Bylaws; or (ii) assuming that the Required Consents have been received or made, as the case may be, prior to the Closing: (x) conflict with or result in a violation or breach of any Law applicable to such Seller; (y) conflict with, result in a violation or breach of, result in the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination, modification or cancellation of or a right of termination, modification or cancellation under, or accelerate the performance required under, any Contract by which such Seller is bound or affected; or (z) result in the creation of any Lien upon any of the material properties or assets of such Seller.
(d)    Litigation. There is no Proceeding pending or, to the Knowledge of such Seller, threatened: (i) against or by such Seller that relates to the Shares; or (ii) against or by such Seller that challenges or seeks to prevent, enjoin or otherwise delay the Transactions. To the Knowledge of such Seller, no event has occurred, and no circumstance exists, in each case that is reasonably likely to lead to such a Proceeding.
Section 4.2.    Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Sellers as follows:
(a)    Organization and Qualification. Purchaser is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of South Carolina and has the requisite corporate power and authority to own, operate or lease all of the properties and assets that it purports to own, operate or lease and to carry on its business as it is now being conducted. Purchaser is duly licensed or qualified to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, operated or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified or in good standing would not reasonably be expected to have, when aggregated with all other such failures, a material adverse effect on Purchaser’s ability to perform its obligations under this Agreement or prevent the consummation of the Transactions (a “Purchaser Material Adverse Effect”).
(b)    Authority. Purchaser has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions to be consummated by it. The execution and delivery by Purchaser of this Agreement, the performance by Purchaser of its obligations hereunder, and the consummation by Purchaser of the Transactions to be consummated by it, have been duly and validly authorized by all necessary action on the part of Purchaser, and no other or further action or proceeding on the part of Purchaser or its equity holders is necessary to authorize the execution and delivery by Purchaser of this Agreement, the performance by Purchaser of its obligations hereunder, and the consummation by Purchaser of the Transactions to be consummated by it.  This Agreement has been duly executed and delivered by Purchaser and, assuming the due and valid authorization, execution and delivery of this Agreement by the Sellers and the Sellers’ Representative, constitutes a valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, except that such enforceability: (a) may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting or relating to the enforcement of creditors’ rights generally; and (b) is subject to general principles of equity.
(c)    Consents and Approvals; No Violations.

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(i)    No Consent of, or filing, declaration or registration with, or notice to any Governmental Entity, which has not been received or made, is required to be obtained by or made by Purchaser for the execution and delivery by Purchaser of this Agreement or for the consummation by Purchaser of the Transactions to be consummated by it, other than (i) any filings required to be made pursuant to the HSR Act and any other Antitrust Laws and (ii) such Consents, filings, declarations, registrations or notices that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.
(ii)    The execution and delivery by Purchaser of this Agreement, the performance by Purchaser of its obligations hereunder, and the consummation by Purchaser of the Transactions to be consummated by it do not and will not: (i) conflict with or violate any provision of the organizational or governing documents of Purchaser; (ii) conflict with or result in a violation or breach of any Law applicable to Purchaser or any of its properties or assets; (iii) conflict with, result in a violation or breach of, result in the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination, modification or cancellation of or a right of termination, modification or cancellation under, or accelerate the performance required under, any Contract to which Purchaser is a party, or by which Purchaser or any of its properties or assets may be bound or affected; or (iv) result in the creation of any Lien upon any of the properties or assets of Purchaser, except, in the case of clauses (ii), (iii) and (iv) above, for such conflicts, violations, breaches, losses of benefits, defaults, events, terminations, rights of termination or cancellation, accelerations or Lien creations as would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.
(d)    Broker’s Fees. None of Purchaser nor any of its Affiliates, nor any of its officers or directors on behalf of Purchaser or any of its Affiliates, has employed any financial advisor, broker or finder in a manner that would result in any Liability for any Seller for any broker’s fees, commissions or finder’s fees in connection with any of the Transactions if the Closing does not occur.
ARTICLE V
PRE-CLOSING COVENANTS
Section 5.1.    Conduct of Business.
(a)    During the period from the date of this Agreement to the earlier of the Closing and the date this Agreement is terminated in accordance with Article X (the “Interim Period”), except: (A) as set forth in Section 5.1(a) of the Disclosure Schedule; (B) as expressly required by this Agreement; or (C) with the prior written consent of Purchaser (which consent will not be unreasonably withheld, delayed or conditioned), the Sellers shall cause the Company to:
(i)    conduct its business only in the ordinary course of business consistent with past practice and substantially in the same manner as currently conducted;
(ii)    maintain and preserve intact its business organization, assets and properties and its existing relationships with and goodwill of those having business relationships with the Company; and
(iii)    use commercially-reasonable efforts to retain the services of its present officers and employees.
(b)    Without limiting the generality of Section 5.1(a), during the Interim Period, except: (A) as set forth in Section 5.1(b) of the Disclosure Schedule; (B) as expressly required by this Agreement; or (C) with the prior written consent of Purchaser (which consent (other than in connection with clause (viii) below which may be withheld in Purchaser’s sole discretion) will not be unreasonably withheld, delayed or conditioned), the Sellers shall cause the Company not to:
(i)    amend the Articles of Incorporation or Bylaws;

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(ii)    sell, transfer, assign, convey, lease, license or otherwise dispose of any of the properties or assets of the Company (or any interest therein), other than inventory or supplies sold or used, and immaterial or obsolete assets disposed of, in the ordinary course of business consistent with past practice;
(iii)    mortgage, pledge or subject to any Lien any portion of the assets or properties of the Company;
(iv)    (A) acquire (by merging or consolidating with, or by purchasing a substantial portion of the properties or assets of) any business or any corporation, partnership or other business organization or any division thereof, or (B) purchase or otherwise acquire any material amount of assets from any Person;
(v)    make any capital expenditures or commitments therefor, except in the ordinary course of business consistent with past practice;
(vi)    make any loan, advance or capital contribution to, or investment in, any Person, other than advancement of expenses to employees of the Company in the ordinary course of business consistent with past practice;
(vii)    (A) create or incur, or offer, place or arrange, any Indebtedness for borrowed money or other Indebtedness outside of the ordinary course of business consistent with the Company’s past practices; (B) cancel, release or assign any Indebtedness owed to the Company; or (C) assume, guarantee or endorse, or otherwise become responsible for, the Indebtedness of any other Person;
(viii)    (A) sell, issue, grant, mortgage, pledge, subject to any Lien, transfer or otherwise dispose of: (1) any shares of Company Capital Stock or other equity interests or securities of the Company; or (2) any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of Company Capital Stock or other equity interests or securities of the Company; (B) sell, issue or grant any options, warrants, puts, calls, subscriptions, commitments or other rights of any character relating to the issuance, sale, purchase, conversion, exchange, registration, voting or transfer of any shares of Company Capital Stock or other equity interests of the Company, or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of Company Capital Stock or other equity interests or securities of the Company; (C) redeem, repurchase or otherwise acquire any shares of Company Capital Stock or other equity interests or securities of the Company; or (D) combine, split, subdivide or reclassify any shares of Company Capital Stock or other equity interests or securities of the Company;
(ix)    declare, set aside for payment, make or pay any dividend, distribution or other capital return, payable in stock, property or otherwise, in respect of any shares of the Company Capital Stock or other equity interests or securities of the Company;
(x)    except as required by this Agreement, applicable Law or the terms of any Benefit Plan in effect as of the date hereof: (A) increase the compensation payable or to become payable to, or change any of the benefits provided or to be provided to, any employee, director, officer, independent contractor or consultant of the Company; (B) grant, commit to pay or increase the rate or terms of any retention, severance, change of control or termination pay to any employee, director, officer, independent contractor or consultant of the Company; (C) amend or accelerate the payment, right to payment, or vesting of any compensation or benefits; (D) terminate, renew, modify or amend any existing, or adopt, establish or enter into any new, Benefit Plan or employment policy relating to vacation pay, sick pay, disability coverage or severance pay, in each case with, for or in respect of any employee, director, officer, independent contractor or consultant of the Company; or (E) hire any Person to be an officer or an employee with a designation of “Vice President” or above, or elect any director of the Company;
(xi)    implement or announce any plant closing, material reduction in labor force or mass lay-off;

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(xii)    engage in any merger, consolidation, reorganization, recapitalization, complete or partial liquidation, dissolution or similar transaction or file a petition in bankruptcy under any provision of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;
(xiii)    sell, abandon, permit to lapse, fail to maintain, dispose of, license or transfer to any person any right to, or permit the imposition of any Lien on, any Owned Intellectual Property (other than non-exclusive licenses granted in the ordinary course of business);
(xiv)    except as required by GAAP or applicable Law: (A) make or change any Tax election; (B) change any annual Tax accounting period; (C) adopt or change any method of Tax accounting; (D) file any amended Tax Return (or similar report filed by the Company); (E) enter into any Tax closing agreement; (F) settle or compromise any Tax claim or assessment; (G) surrender any right to claim a Tax refund, offset or other reduction in liability; or (H) consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment;
(xv)    except as required by GAAP, make any change in its accounting methodologies, practices, estimation techniques, assumptions, principles, policies or procedures;
(xvi)    except in the ordinary course of business consistent with past practice: (A) modify its cash management activities (including the extension of trade credit, the timing of, invoicing and collection of receivables and the accrual and payment of payables and other current liabilities); or (B) modify the manner in which the books and records of the Company are maintained;
(xvii)    enter into any new line of business or abandon or discontinue any existing line of business;
(xviii)    commence, pay, discharge, settle, release, waive or compromise any pending or threatened Proceeding;
(xix)    fail to maintain in full force and effect any of the Insurance Policies;
(xx)    except in the ordinary course of business consistent with past practice: (A) enter into any Contract that, if in effect on the date hereof, would constitute a Material Contract; (B) terminate or materially amend or modify any Material Contract; (C) assign or otherwise transfer any rights or claims with respect to, or waive any term of or default under, or any Liability owing to the Company under, any Material Contract; or (D) take any action or fail to act, when such action or failure to act will cause a termination of or material breach or default under any Material Contract;
(xxi)    enter into any Contract which contains a change of control or similar provision that would require the Consent of, or a payment to, the other party or parties thereto in connection with the Transactions; or
(xxii)    enter into any Contract, or otherwise agree or commit, to take, or authorize, recommend or propose, in writing or otherwise, any of the actions prohibited by this Section 5.1(b).
Section 5.2.    Reasonable Efforts; Notices and Consents; Regulatory Filings.
(a)    General. Upon the terms and subject to the conditions set forth in this Agreement, except as otherwise provided in this Agreement, and without limiting the obligations of the parties under Section 5.2(c), each of the parties agrees to cooperate with each other and to use (and to cause its Representatives to use) commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the Transactions as promptly as practicable after the date of this Agreement.

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(b)    Notices and Consents. The Sellers and the Company shall promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, registrations, filings and other documents, and to obtain, as promptly as practicable after the date of this Agreement, all Consents of Governmental Entities and other Persons necessary or advisable in connection with the consummation of the Transactions, including the Required Consents.
(c)    Regulatory Filings.
(i)    Without limiting the generality of the parties’ undertakings pursuant to Section 5.2(a) and Section 5.2(b), each party hereto shall: (i) make, or cause to be made, the registrations, filings and submissions required of it or any of its Affiliates under the HSR Act in connection with this Agreement and the Transactions as promptly as practicable (but in any event no later than three (3) Business Days) following the date of this Agreement; (ii) make, or cause to be made, the registrations, filings and submissions (if any) required of it or any of its Affiliates under any other applicable Antitrust Laws in connection with this Agreement and the Transactions as promptly as practicable (but in any event no later than five (5) Business Days) following the date of this Agreement; (iii) comply at the earliest practicable date and after consultation with the Sellers’ Representative or Purchaser, as applicable, with any request for additional information or documentary material received by the other or any of its Affiliates from any applicable Governmental Entity in connection with any registrations, filings or submissions required under the HSR Act or any other applicable Antitrust Laws; (iv) cooperate with the other parties (including furnishing all necessary information and reasonable assistance as any other party may reasonably request) in connection with any registrations, filings or submissions required under the HSR Act or any other applicable Antitrust Laws and in connection with resolving any investigation or other inquiry concerning the Transactions initiated by any Governmental Entity; and (v) use commercially reasonable efforts to secure the early termination of any waiting periods under the HSR Act and the receipt of any clearances, approvals, or confirmations from Governmental Entities in other countries in which any registrations, filings or submissions pursuant to any applicable Antitrust Laws have been made to the extent required in connection with the consummation of the Transactions at the earliest possible date. Each party hereto shall promptly inform the other parties of any communication (whether oral or written) made to, or received by, such party from any Governmental Entity regarding any of the Transactions, and promptly provide a copy of any such written communication, or a written summary of any such oral communication, to the other parties. Purchaser will shall timely pay any filing fees assessed under the HSR Act or any other applicable Antitrust Laws.
(ii)    All analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals made by or on behalf of any party before any Governmental Entity or the staff or regulators of any Governmental Entity, in connection with the Transactions (but, for the avoidance of doubt, not including any interactions that any party may have with Governmental Entities in the ordinary course of business and not relating to the Transactions) shall be disclosed to the other parties hereunder in advance of any filing, submission or attendance, it being the intent that the parties will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any such analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals. None of the parties shall initiate, participate in, or agree to participate in any substantive meeting, discussion, appearance or contact with any Governmental Entity or the staff or regulators of any Governmental Entity unless it shall have given advance notice to the other parties of such substantive meeting, discussion, appearance or contact, with such notice being sufficient to provide the other parties with the opportunity to attend and participate in such meeting, discussion, appearance or contact. Nothing in this Section 5.2(c) shall require any party to provide access to, or disclose any information to, any other party or any of its Affiliates if such access or disclosure, in the good faith reasonable belief of such first party: (x) would waive any attorney-client or an attorney work-product privilege; (y) would be in violation of applicable Laws (including the HSR Act or any other Antitrust Laws) or the provisions of any Contract to which such first party is a party; or (z) would contain any confidential information.
(iii)    Notwithstanding anything to the contrary set forth in this Section 5.2(c), nothing in this Agreement shall require, or be construed to require, Purchaser or any of its Affiliates to propose or agree to: (w) sell, hold separate, dispose of, divest, discontinue or limit, before or after the Closing Date, any assets, products, businesses or interests of Purchaser, the Company or any of their respective Affiliates; (x) any conditions relating to, or changes or restrictions in, the operations of any such assets, products, businesses or interests which, in either case,

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could reasonably be expected to result in a Material Adverse Effect or materially and adversely impact the economic or business benefits to Purchaser of the Transactions; (y) any material modification or waiver of the terms and conditions of this Agreement; or (z) take any other action that limits the freedom of action with respect to, or the ability to retain, any assets, products, businesses or interests of Purchaser, the Company or any of their respective Affiliates in order to avoid the entry of or to effect the dissolution of any Order (whether temporary, preliminary or permanent), which would otherwise have the effect of preventing or delaying the consummation of the Transactions.
Section 5.3.    Access to Information.
(a)    During the Interim Period, the Company shall: (i) afford Purchaser and its Representatives full and free access, during normal business hours and upon reasonable notice, to the personnel, offices, properties (including the Leased Real Property), assets, book and records, Contracts and other documents and data of or related to the Company; (ii) furnish Purchaser and its Representatives with such financial, operating and other data and information related to the Company as Purchaser or any of its Representatives may reasonably request; and (iii) instruct their respective Representatives to cooperate with Purchaser in its investigation of the Company; provided, however, that such access shall not unreasonably interfere with the ongoing business or operations of the Company and shall be conducted in a manner to preserve the confidential nature of the Transactions.
(b)    Notwithstanding anything to the contrary set forth in Section 5.3(a), during the Interim Period, Purchaser and its Representatives may at any time enter into and upon all or any portion of the Company’s properties in order to investigate and assess, as Purchaser deems necessary or appropriate in its sole and absolute discretion, the environmental condition of such properties or any business conducted thereat. Such investigation may include, but need not be limited to, the performance of soil and surface or ground water sampling, monitoring, borings, or testing and any other tests, investigations, audits, assessments, studies, inspections or other procedures relating to environmental conditions. The Sellers and the Company shall: (i) cooperate with Purchaser and its Representatives in conducting such investigation; (ii) allow Purchaser and its Representatives full access to the properties and business of the Company, together with full permission to conduct such investigation; and (iii) provide to Purchaser and its Representatives all plans, soil or surface or ground water tests or reports, any environmental investigation results, reports or assessments previously or contemporaneously conducted or prepared by or on behalf of, or in possession of or reasonably available to, any Seller, the Company or any of their respective Representatives, and all other information relating to environmental matters in respect of the properties and business of the Company.
(c)    Any information provided to or obtained by Purchaser or its Representatives pursuant to Section 5.3(a) or Section 5.3(b) shall be subject to the terms of, and the restrictions contained in, the Confidentiality Agreement.
Section 5.4.    Notice of Certain Events.
(a)    During the Interim Period, to the extent that the Sellers obtain Knowledge thereof, the Seller’s Representative shall promptly notify Purchaser in writing of: (i) any fact, circumstance, event or action the existence, occurrence or taking of which has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (ii) any breach of any representation, warranty, covenant or agreement of the Company, the Sellers or the Sellers’ Representative contained in this Agreement which, if not cured, could reasonably be expected to cause any of the conditions to Closing set forth in Article VIII not to be satisfied; (iii) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Transactions; (iv) any notice or other communication from any Governmental Entity in connection with the Transactions; or (v) any Proceeding commenced or, to the Knowledge of the Sellers, threatened against, relating to, involving or otherwise affecting the Company or any Seller that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.9 of this Agreement or that relates to the consummation of the Transactions.
(b)    In no event shall the delivery of any notice by the Sellers’ Representative pursuant to this Section 5.4: (i) limit or otherwise affect the rights, obligations, representations, warranties, covenants or agreements of Purchaser or the conditions to the obligations of the parties under this Agreement; or (ii) be deemed to amend or supplement the Disclosure Schedule or constitute an exception to any representation, warranty, covenant or agreement.

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Section 5.5.    Exclusive Dealing. During the Interim Period, the Company and each of the Sellers shall not take, and shall not authorize, encourage, permit or instruct any of their Representatives or any Representatives of the Company to take, directly or indirectly, any action to: (a) solicit, initiate or encourage the making, submission or announcement of any indication of interest, inquiry, proposal or offer from any Person (other than Purchaser or its Representatives) relating to an Acquisition Transaction; (b) encourage, initiate, participate in or engage in any discussions, negotiations or other communications regarding an Acquisition Transaction; (c) execute, enter into or become bound by any letter of intent or other Contract with any Person (other than Purchaser or its Representatives) relating to or in connection with an Acquisition Transaction; (d) provide any information to any Person (other than Purchaser or its Representatives) concerning an Acquisition Transaction; or (e) accept any proposal or offer from, cooperate in any way with, or facilitate or encourage any effort or attempt by any Person (other than Purchaser or its Representatives) relating to an Acquisition Transaction. The Company and each of the Sellers shall instruct their respective Representatives and the Representatives of the Company to, immediately cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Person (other than Purchaser and its Representatives) conducted heretofore with respect to any Acquisition Transaction. Within two (2) Business Days following the date hereof, the Sellers and the Company shall instruct any such Person to return or destroy all nonpublic information provided to such Person in connection with such Person’s consideration of any Acquisition Proposal in accordance with the confidentiality agreements entered into between the Company and any such Person. The Sellers and the Company shall promptly (but in any event within twenty-four (24) hours of receipt thereof) notify Purchaser orally and in writing of any indication of interest, inquiry, proposal, offer or request for information relating to an Acquisition Transaction that is received by the Company, any Seller or the Sellers’ Representative during the Interim Period, which notice shall include: (i) the identity of the Person making or submitting such indication of interest, inquiry, proposal, offer or request, and the terms and conditions thereof; and (ii) an accurate and complete copy of all written materials provided in connection with such indication of interest, inquiry, proposal, offer or request.
Section 5.6.    Termination of Affiliate Agreements. At or prior to the Closing, the Company shall, and the Sellers shall cause the Company to, terminate all Affiliate Agreements, other than: (a) any Affiliate Agreement the continuation of which Purchaser has requested; and (b) any Affiliate Agreement which Purchaser has approved in writing to not be so terminated (collectively, the “Continuing Affiliate Agreements”).
Section 5.7.    Option Exercises. At or prior to the Closing, each of the Optionees shall fully exercise all of his or her Options to purchase shares of the Company’s Capital Stock. The Company shall take all actions (including but not limited, to providing requisite notices to Optionees) to cause all outstanding Options, as well as the Company’s 2000 Stock Option Plan and the Company’s 2010 Equity Incentive Plan to be terminated as of the Closing. Following the Closing, Purchaser shall not assume or be liable for any Options existing prior to the Closing, all of which shall be terminated at the Closing to the extent unexercised prior to the Closing.
Section 5.8.    280G Analysis. The Company shall, prior to the Closing Date, seek the approval of the Sellers (in accordance with the requirements of Section 280G(b)(5)(B) of the Code and the regulations promulgated pursuant thereto) with respect to any acceleration of vesting or payments to be made by the Company and its Subsidiaries or Purchaser or its Affiliates with respect to arrangements that would, absent Seller approval, be excess parachute payments as a result of the transactions contemplated hereby. Prior to such approval by the Sellers, the Company shall use commercially reasonable efforts to obtain waivers from such individuals such that unless such payments are approved by the Sellers to the extent and in the manner required under Sections 280G(b)(5)(A)(ii) and 280G(b)(5)(B) of the Code, no such waived payments shall be made. The waivers, disclosure to the Sellers and any other resolutions, notices or other documents issued, distributed, adopted or executed in connection with this Section 5.8 shall be subject to Purchaser’s prior review and comment, and the Company shall revise any such documentation to take into account any reasonable comments by Purchaser.
ARTICLE VI
POST-CLOSING COVENANTS
Section 6.1.    Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties agrees that, from time to time after the Closing, at the request of the other party or parties, they shall execute and deliver, or cause to be executed and delivered, to the other party or parties such further documents or instruments

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of any kind and take, or cause to be taken, such other actions as may be necessary, proper or advisable to carry out any of the provisions of this Agreement or the Transactions. In addition, the Sellers agree, from time to time after the Closing, at Purchaser’s request, to execute, acknowledge, and deliver to Purchaser such other instruments of conveyance and transfer, and take such other actions and execute and deliver such other documents, certifications, and further assurances, as Purchaser may reasonably require in order to vest more effectively in Purchaser, or to put Purchaser more fully in possession of, the Shares and any of the Company’s rights or assets. Each party shall bear its own costs and expenses in compliance with this Section 6.1.
Section 6.2.    Post-Closing Confidentiality.
(a)    From and after the Closing, each Seller shall, and shall cause his, her or its Affiliates to, and shall instruct his, her or its and their respective Representatives to, hold in confidence any and all confidential, proprietary and non-public information and materials, whether in written, verbal, graphic or other form, concerning Purchaser, the Company or any of their respective Affiliates (collectively, “Company Confidential Information”), except that no Seller shall have any obligation under this Section 6.2 with respect to any Company Confidential Information that: (i) as of the date of this Agreement is, or after the date of this Agreement becomes, generally available to the public other than through a breach by the applicable Seller, any of his, her or its Affiliates or any of his, her or its or their respective Representatives of their respective obligations under this Section 6.2; or (ii) is provided to the applicable Seller or any of his, her or its Affiliates by a third party that was not known to the receiving party to be bound by any duty of confidentiality to Purchaser, the Company or any of their respective Affiliates.
(b)    From and after the Closing, no Seller shall, and each Seller shall cause his, her or its Affiliates not to, and shall instruct his, her or its and their respective Representatives not to, use any Company Confidential Information except as expressly authorized in writing by Purchaser or the Company. Each Seller shall, and shall cause his, her or its Affiliates to, and shall instruct his, her or its and their respective Representatives to, take the same degree of care to protect the Company Confidential Information that such party uses to protect his, her or its own trade secrets and confidential information of a similar nature, which shall be no less than a reasonable degree of care.
(c)    Notwithstanding the foregoing, no Seller shall be in breach of this Section 6.2 as a result of any disclosure of Company Confidential Information that is required by applicable Law or that is required by any Governmental Entity or under any subpoena, civil investigative demand or other similar process by a court of competent jurisdiction having jurisdiction over such Seller; provided, however, that the applicable Seller shall give advance written notice of such compelled disclosure to Purchaser, and shall cooperate with Purchaser in connection with any efforts to prevent or limit the scope of such disclosure; and provided further, that the applicable Seller shall disclose only that portion of such Company Confidential Information which such Seller is advised by his, her or its counsel is legally required to be disclosed.
Section 6.3.    Non-Competition; Non-Solicitation; Non-Disparagement.
(a)    For a period commencing on the Closing Date and ending (i) in the case of Kent B. Stryker and J. Benjamin Smith, on the later of (x) the four (4) year anniversary of the Closing Date and (y) two (2) years following any Separation Date; and (ii) in the case of Scott Agatep (each of Mr. Stryker, Mr. Smith and Mr. Agatep, a “Key Seller”), two (2) years following any Separation Date (as applicable, the “Restricted Period”), other than for or on behalf of the Company or Purchaser, no Key Seller shall, or shall permit any of his, her or its Affiliates to, directly or indirectly: (i) engage in or assist others in engaging (whether through employment, consultation, advisory services, representation on a board of directors or other similar governing body or by any financial or other investment) in the Restricted Business in the Territory; (ii) have an interest in any Person that engages directly or indirectly in the Restricted Business in the Territory in any capacity, including as a partner, stockholder, member, employee, principal, agent, trustee or consultant; or (iii) intentionally interfere in any material respect with the business relationships (whether formed prior to or after the date of this Agreement) between the Company and any customer, supplier, licensee, licensor, client or distributor of the Company. Notwithstanding the foregoing, each Key Seller may own, directly or indirectly, solely as an investment, securities of any Person traded on any national securities exchange if such Seller is not a controlling Person of, or a member of a group which controls, such Person and does not, directly or indirectly, own five percent (5%) or more of any class of securities of such Person.

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(b)    During the Restricted Period, no Key Seller shall, or shall permit any of his, her or its Affiliates to, directly or indirectly, solicit (except pursuant to a general solicitation which is not directed specifically to any such employees) or hire any employee of the Company or encourage any such employee to leave such employment or hire any such employee who has left such employment.
(c)    During the Restricted Period, no Key Seller shall, or shall permit any of his, her or its Affiliates to, directly or indirectly, solicit or knowingly entice, or attempt to solicit or entice, any customers, suppliers, licensees, licensors, clients or distributors of the Company or potential customers, suppliers, licensees, licensors, clients or distributors of the Company for purposes of diverting their business or services from the Company.
(d)    Each Seller agrees that he, she or it will not make or publish, verbally or in writing, any statements concerning Purchaser, the Company or any of their respective Affiliates or any of their respective Representatives which statements are or are reasonably likely to be construed as being injurious or inimical to the best interests of Purchaser, the Company or any of their respective Affiliates or any of their respective Representatives, including statements alleging that Purchaser, the Company or any of their respective Affiliates or any of their respective Representatives have acted improperly, illegally or unethically or have engaged in business practices which are improper, illegal or unethical; provided, however, that such restrictions shall not apply to any confidential communications with any Governmental Entity (including communications made in the course of any government investigation).
(e)    If any Seller breaches, or threatens to commit a breach of, any of the provisions of this Section 6.3, Purchaser and the Company shall have the following rights and remedies not subject to any limitations under Article IX, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to Purchaser or the Company under law or in equity:
(i)    the right and remedy to have such provision specifically enforced by any court having jurisdiction, it being acknowledged and agreed that any such breach or threatened breach may cause irreparable injury to each of Purchaser and the Company and that money damages may not provide an adequate remedy to Purchaser and the Company; and
(ii)    the right and remedy to recover from the Seller all monetary damages suffered by Purchaser or the Company, as the case may be, as the result of any acts or omissions constituting a breach of this Section 6.3.
(f)    Each Seller acknowledges that the restrictions contained in this Section 6.3 (i) are reasonable and necessary to protect the legitimate interests of Purchaser and the goodwill, customer relationships and Intellectual Property purchased by Purchaser and (ii) constitute a material inducement to Purchaser to enter into this Agreement and consummate the Transactions. In the event that any covenant contained in this Section 6.3 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable Law. The covenants contained in this Section 6.3 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.
Section 6.4.    General Release.
(a)    Notwithstanding anything to the contrary set forth in this Agreement, effective as of the Closing, in consideration of the mutual agreements contained herein, including the Purchase Price to be received by the Sellers, each Seller, on behalf of himself, herself or itself and each of his, her or its past, present and future Affiliates, firms, corporations, limited liability companies, partnerships, trusts, associations, organizations, Representatives, investors, stockholders, members, partners, trustees, principals, consultants, contractors, family members, heirs, executors, administrators, predecessors, successors and assigns (each, a “Releasing Party” and, collectively, the

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“Releasing Parties”), hereby absolutely, unconditionally and irrevocably releases, acquits and forever discharges the Company, its former, present and future Affiliates, parent and subsidiary companies, joint ventures, predecessors, successors and assigns (including Purchaser and its Affiliates), and their respective former, present and future Representatives, investors, stockholders, members, partners, insurers and indemnitees (collectively, the “Released Parties”) of and from any and all manner of action or inaction, cause or causes of action, Proceedings, Liens, Contracts, promises, Liabilities or Damages (whether for compensatory, special, incidental or punitive Damages, equitable relief or otherwise) of any kind or nature whatsoever, past, present or future, at law, in equity or otherwise (including with respect to conduct which is negligent, grossly negligent, willful, intentional, with or without malice, or a breach of any duty, Law or rule), whether known or unknown, whether fixed or contingent, whether concealed or hidden, whether disclosed or undisclosed, whether liquidated or unliquidated, whether foreseeable or unforeseeable, whether anticipated or unanticipated, whether suspected or unsuspected, which such Releasing Parties, or any of them, ever have had or ever in the future may have against the Released Parties, or any of them, and which are based on acts, events or omissions occurring up to and including the Closing (the “Released Claims”); provided, however, that the foregoing release shall not release, impair or diminish, and the term “Released Claims” shall not include, in any respect any rights of: (i) the Sellers under this Agreement; (ii) the Releasing Parties to indemnification, reimbursement or advancement of expenses under the provisions of the Articles of Incorporation or Bylaws (or any directors’ and officers’ liability insurance policy maintained by the Company in respect of the same) if any Releasing Party is made a party to a Proceeding as a result of such Releasing Party’s status as an officer, director or employee of the Company with respect to any act, omission, event or transaction occurring on or prior to the Closing; or (iii) the Releasing Parties to receive, if any, Accrued Compensation, Change of Control Compensation, or Deferred Compensation to the extent accounted for in the calculation of the Final Purchase Price.
(b)    Without limiting the generality of Section 6.4(a), with respect to the Released Claims, each Seller, on behalf of himself, herself or itself and each Releasing Party, hereby expressly waives all rights under Section 1542 of the Civil Code of the State of California (the “California Civil Code”) and any similar Law or common law principle in any applicable jurisdiction prohibiting or restricting the waiver of unknown claims. Section 1542 of the California Civil Code reads as follows:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”
Notwithstanding the provisions of Section 1542 of the California Civil Code or any similar Law or common law principle in any applicable jurisdiction, and for the purpose of implementing a full and complete release and discharge of the Released Parties, each Seller, on behalf of himself and each Releasing Party, expressly acknowledges that the foregoing release is intended to include in its effect all claims which any Seller or any Releasing Party does not know or suspect to exist in his, her or its favor against any of the Released Parties (including, without limitation, unknown and contingent claims), and that the foregoing release expressly contemplates the extinguishment of all such claims (except to the extent expressly set forth herein).
(c)    Each Seller, on behalf of himself, herself or itself and each Releasing Party, acknowledges that he, she or it may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but each Seller, on behalf of himself, herself or itself and each Releasing Party, intends to and, by operation of this Agreement shall have, fully, finally and forever settled and released any and all Released Claims without regard to the subsequent discovery of existence of such different or additional facts.
(d)    Each Seller, on behalf of himself, herself or itself and each Releasing Party, represents, warrants, covenants and agrees that such Releasing Party has not and will not assign or transfer any Released Claim or possible Released Claim against any Released Party. Each Seller, on behalf of himself, herself or itself and each Releasing Party, agrees to indemnify and hold the Released Parties harmless from any Liabilities, Damages, costs, expenses and attorneys’ fees arising as a result of any such assignment or transfer.

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(e)    Each Seller, on behalf of himself, herself or itself and each Releasing Party, covenants and agrees not to, and agrees to cause his, her or its respective Affiliates not to, whether in his, her or its own capacity, as successor, by reason of assignment or otherwise, commence, institute or join in, or assist or encourage any third party in commencing, instituting or joining in, any Proceeding of any kind whatsoever, in law or equity, or assert, or assist or encourage any third party in asserting, any claim, demand, action or cause of action, in each case against the Released Parties, or any of them, with respect to any Released Claims. Each Seller acknowledges that the foregoing release was separately bargained for and is a key element of this Agreement of which this release is a part.
Section 6.5.    Use of Names. From and after the Closing Date, no Seller shall, and each Seller shall cause his, her or its Affiliates not to: (a) market or offer any products or services using any of the words or terms (in any combination) that are identical or confusingly similar to, or a colorable imitation or dilutive of any of the words and terms ever used by the Company to market or offer any of the Company’s products or services; or (b) use the name “POS Portal” or any confusingly similar name, including on stationery, business cards or signage.
ARTICLE VII
TAX MATTERS
Section 7.1.    Transfer Taxes. All transfer, stamp, documentary, sales, use, registration, value-added and other similar Taxes (including all applicable real estate transfer Taxes and real property transfer gains Taxes and including any filing and recording fees) and related amounts (including any penalties, interest and additions to Tax) and all such reasonable costs (including accounting and legal fees) associated with filing all Tax Returns related to transfer Taxes imposed on the Company in connection with this Agreement (“Transfer Taxes”) shall be paid fifty percent (50%) by the Sellers and fifty percent (50%) by Purchaser. At least thirty (30) days prior to filing any such Tax Returns, the Sellers’ Representative shall submit a copy of such Tax Return to Purchaser for Purchaser’s review and approval.
Section 7.1.    Tax Returns.
(a)    By Purchaser. Except as set forth in Section 7.2(b), Purchaser shall control and be responsible for the filing of all Tax Returns filed with respect to the Company after the Closing Date. Purchaser shall prepare any Straddle Period Tax Returns of the Company in accordance with past practice to the extent permitted by applicable Law; provided, however, that Purchaser shall provide the Sellers’ Representative with a copy of any such Tax Returns for his review and comment at least thirty (30) Business Days prior to its filing and Purchaser shall make any changes reasonably requested by the Sellers’ Representative; provided, further, that a comment by the Sellers’ Representative shall not be considered reasonable for this purpose to the extent that it is inconsistent with past practice.
(b)    By Sellers. The Sellers’ Representative, at Sellers’ expense, shall control and be responsible for the preparation and timely filing of all income Tax Returns of the Company filed on or after the Closing Date that relate to a Pre-Closing Tax Period. All such Tax Returns shall be prepared in accordance with past practice unless otherwise required by Law; provided, however, that the Seller shall provide Purchaser with a copy of any such Tax Returns for its review and comment at least thirty (30) Business Days prior to its filing and the Sellers’ Representative shall make any changes reasonably requested by Purchaser; provided, further, that a comment by Purchaser shall not be considered reasonable for this purpose to the extent that it is inconsistent with past practice.
(c)    Payment of Taxes on Tax Returns. The Sellers shall pay all Taxes shown to be due on any Pre-Closing Tax Period Tax Returns and on the Straddle Period Tax Returns to the extent such Taxes are allocable to the Sellers under Section 7.6. Purchaser shall pay (or cause to be paid) all Taxes shown to be due on the Straddle Period Tax Returns to the extent such Taxes are allocable to Purchaser under Section 7.6.
Section 7.2.    No Amended Returns. Except as required by Law, Purchaser shall not amend or extend the statute of limitations with respect to any Tax Returns of the Company relating to a Pre-Closing Period, without the prior written consent of the Sellers’ Representative.
Section 7.3.    Cooperation on Tax Matters. Purchaser, the Sellers and the Sellers’ Representative shall fully cooperate, to the extent reasonably requested by the other party, with respect to the filing of Tax Returns, filing

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of Tax elections, and any audit, litigation or other Proceeding with respect to Taxes. Such cooperation shall include the retention and provision of records and information relevant to such audit, litigation or other Proceeding and making employees available on a mutually convenient basis to provide additional information. Purchaser, the Sellers and the Sellers’ Representative agree to retain records with respect to Tax matters pertinent to the Company until the expiration of the relevant statute of limitations. Purchaser, the Sellers and the Sellers’ Representative further agree to use their best efforts to obtain any certificate or other document from any Governmental Entity as may be necessary to mitigate, reduce or eliminate any Tax that may be imposed.
Section 7.4.    Tax Contests. If any party receives notice of any Tax Matter, such party will notify, within thirty (30) days, the other party in writing of such Tax Matter, but the failure to so notify will not relieve the other party of any liability it may have, except to the extent the party has suffered actual prejudice thereby.
(a)    With respect to any Tax Matter relating to a Pre-Closing Tax Period Tax Return, the Sellers’ Representative may assume and control all proceedings taken in connection with such Tax Matter; provided, that to the extent that such Tax Matter relates to an issue that could reasonably be expected to materially and adversely affect the Taxes of the Company, or Purchaser in a Tax period following the Closing Date, the Sellers’ Representative and Purchaser will jointly control all proceedings taken in connection with any such Tax Matters. No party will settle or compromise any such Tax Matters without the other Parties’ written consent, which consent shall not be unreasonably withheld.
(b)    With respect to all other Tax Matters, Purchaser shall assume and control all proceedings; provided that, to the extent that such Tax Matters relates to an issue that could reasonably be expected to adversely affect the Taxes of the Company in a Pre-Closing Tax Period where the Sellers would have an obligation to indemnify Purchaser pursuant to the terms of this Agreement, the Sellers’ Representative and the Buyer will jointly control all proceedings taken in connection with any such Tax Matter.
Section 7.5.    Tax Sharing Agreements. All Tax sharing agreements or similar agreements between the Company, on the one hand, and any of the Sellers and their Affiliates, on the other hand, shall be terminated prior to the Closing Date, and, after the Closing Date, the Company shall not be bound thereby or have any Liability thereunder.
Section 7.6.    Allocations of Taxes in Straddle Period. For purposes of determining the amount of Taxes allocable to the portion of the Straddle Period ending on (and including) the Closing Date, in the case of any Taxes that are imposed on a periodic basis and are payable for a Tax period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of the Straddle Period ending on (and including) the Closing Date shall: (a) in the case of any Taxes other than the Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction the numerator of which is the number of days in the Tax period ending on the Closing Date and the denominator of which is the number of days in the entire Tax period; and (b) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Tax period ended on the Closing Date.
Section 7.7.    Conflict. In the event of any conflict or overlap between the provisions of this Article VII and Article IX, the provisions of this Article VII shall control.
ARTICLE VIII
CONDITIONS TO CLOSING
Section 8.1.    Conditions to Obligations of Purchaser. The obligations of Purchaser to consummate the Transactions shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, any or all of which may be waived, in whole or in part, by Purchaser:
(a)    Representations and Warranties. Each of the Fundamental Representations and each of the representations and warranties made by the Company in Article III of this Agreement and by the Sellers in Article IV of this Agreement that are qualified by materiality (including by a Material Adverse Effect qualifier) shall be true and correct in all respects, and each of the other representations and warranties made by the Company in Article III of this

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Agreement and by the Sellers in Article IV of this Agreement shall be true and correct in all material respects, in each case at and as of the date of this Agreement and at and as of the Closing as though such representation or warranty was made at and as of such time, except for those representations and warranties that address matters as of a particular date (in which case such representations and warranties shall be true and correct in the manner set forth in this Section 8.1(a) as of such particular date).
(b)    Performance of Covenants. The Sellers shall have duly performed and complied in all material respects with all covenants, obligations and agreements required by this Agreement to be performed or complied with by the Sellers at or prior to the Closing.
(c)    No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect.
(d)    Certificate. Purchaser shall have received a certificate signed by each of the Sellers, dated the Closing Date, to the effect that the conditions set forth in Sections 8.1(a), (b), (c), and (h) have been satisfied.
(e)    Absence of Illegality; No Proceedings.
(i)    No Law shall have been enacted or promulgated by any Governmental Entity of competent jurisdiction and remain in effect that makes consummation of the Transactions illegal or otherwise prohibits consummation of the Transactions, and no Order shall have been issued by any Governmental Entity of competent jurisdiction and be in effect precluding, restraining, enjoining or prohibiting consummation of the Transactions.
(ii)    No Proceeding shall have been filed in any court of competent jurisdiction seeking to restrain, materially delay or prohibit the consummation of any of the Transactions nor shall any such Proceeding have been overtly threatened by any Governmental Entity.
(f)    Waiting Periods. The waiting period under the HSR Act applicable to the Transactions shall have expired or been terminated. The required approval under any other applicable Antitrust Laws set forth on Section 8.1(f) of the Disclosure Schedule shall have been obtained or any applicable waiting period thereunder shall have been terminated or shall have expired.
(g)    Closing Deliveries. The Sellers’ Representative shall have made, or stand ready at the Closing to make, the deliveries required to be made by the Sellers’ Representative pursuant to Section 2.5(a).
(h)    Employment Agreements. Each Employment Agreement shall be in full force and effect without modification, alteration, rescission or suspension of any kind, each employee of the Company that has entered into an Employment Agreement concurrently with the execution of this Agreement shall continue to be employed by the Company as of the Closing, and no employee of the Company that has entered into an Employment Agreement shall have given any notice or other indication that such employee is not willing or otherwise does not intend to be employed by the Company or Purchaser following the Closing.
Section 8.2.    Conditions to Obligation of the Sellers. The obligations of the Sellers to consummate the Transactions shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, any or all of which may be waived, in whole or in part, by the Sellers:
(a)    Representations and Warranties. Each of the representations and warranties made by Purchaser in Sections 4.2(a) (Organization and Qualification), 4.2(b) (Authority) and 4.2(d) (Broker’s Fees) of this Agreement and each of the representations and warranties made by Purchaser in Article IV of this Agreement that are qualified by materiality shall be true and correct in all respects, and each of the other representations and warranties made by Purchaser in Article IV of this Agreement shall be true and correct in all material respects, in each case at and as of the date of this Agreement and at and as of the Closing as though such representation or warranty was made at and as of such time, except for those representations and warranties that address matters as of a particular date (in which

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case such representations and warranties shall be true and correct in the manner set forth in this Section 8.2(a) as of such particular date).
(b)    Performance of Covenants. Purchaser shall have duly performed and complied in all material respects with all covenants, obligations and agreements required by this Agreement to be performed or complied with by Purchaser at or prior to the Closing.
(c)    Certificate. The Sellers’ Representative shall have received a certificate signed by an executive officer of Purchaser, dated the Closing Date, to the effect that the conditions set forth in Sections 8.2(a) and (b) have been satisfied.
(d)    Absence of Illegality; No Proceedings.
(i)    No Law shall have been enacted or promulgated by any Governmental Entity of competent jurisdiction and remain in effect that makes consummation of the Transactions illegal or otherwise prohibits consummation of the Transactions, and there shall not be any Order of any court of competent jurisdiction in effect precluding, restraining, enjoining or prohibiting consummation of the Transactions.
(ii)    No Proceeding shall have been filed in any court of competent jurisdiction seeking to restrain, materially delay or prohibit the consummation of any of the Transactions nor shall any such Proceeding have been overtly threatened by any Governmental Entity.
(e)    Waiting Periods. The waiting period under the HSR Act applicable to the Transactions shall have expired or been terminated. The required approval under any other applicable Antitrust Laws set forth on Section 8.1(f) of the Disclosure Schedule shall have been obtained or any applicable waiting period thereunder shall have been terminated or shall have expired.
(f)    Closing Deliveries. Purchaser shall have made, or stand ready at the Closing to make, the deliveries required to be made by Purchaser pursuant to Section 2.5(b).
ARTICLE IX
SURVIVAL AND INDEMNIFICATION
Section 9.1.    Survival of Representations and Covenants.
(a)    General Survival. Subject to Section 9.1(b), and Section 9.1(e), the representations and warranties made by the Sellers in this Agreement shall survive the Closing until the date that is eighteen (18) months from the Closing Date; provided, however, that if, at any time on or prior to the date that is eighteen (18) months from the Closing Date, any Indemnitee delivers to the Sellers’ Representative a written notice alleging the existence of an inaccuracy in or a breach of, or a potential inaccuracy in or a potential breach of, any such representation or warranty and asserting facts reasonably expected to establish a claim for recovery under Section 9.2 based on such alleged inaccuracy or breach or potential inaccuracy or breach, then the relevant representation and warranty and claim for recovery shall survive the date that is eighteen (18) months from the Closing Date until such time as such claim is fully and finally resolved.
(b)    Fundamental Representations. Notwithstanding anything to the contrary contained in Section 9.1(a), the Fundamental Representations shall survive the Closing until the date that is ninety (90) days following the expiration of the applicable statute of limitations (including any waiver, extension or mitigation thereof); provided, however, that if, at any time on or prior to the date that is ninety (90) days following the expiration of the applicable statute of limitations (including any waiver, extension or mitigation thereof), any Indemnitee delivers to Sellers’ Representative a written notice alleging the existence of an inaccuracy in or a breach of any such representation or warranty and asserting facts reasonably expected to establish a claim for recovery under Section 9.2 based on such alleged inaccuracy or breach, then the relevant representation or warranty solely to the extent related to the claim for

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recovery shall survive the date that is ninety (90) days following the expiration of the applicable statute of limitations (including any waiver, extension or mitigation thereof) until such time as such claim is fully and finally resolved.
(c)    Purchaser Representations. All representations and warranties made by Purchaser shall terminate and expire at the Closing, and any liability of Purchaser with respect to such representations and warranties shall thereupon cease.
(d)    Survival of Covenants. All covenants and agreements of any parties contained herein which is required to be perform prior to the Closing shall survive the Closing until eighteen (18) months from the Closing Date and all other covenants and agreements of any parties contained herein shall survive the Closing until fully performed or complied with.
(e)    Intentional Misrepresentation; Fraud. The limitations set forth in Section 9.1(a) shall not apply in the event of any intentional misrepresentation or fraud, each shall survive the Closing indefinitely.
Section 9.2.    Indemnification by the Sellers.
(a)    Indemnification. From and after the Closing (but subject to Section 9.1 and Section 9.3), each of the Sellers, severally but not jointly, shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, such Seller’s Pro Rata Share of any Damages, without duplication, which are directly or indirectly suffered or incurred at any time by any of the Indemnitees or to which any of the Indemnitees may otherwise directly or indirectly become subject at any time (regardless of whether or not such Damages relate to any Third Party Claim) and which arise directly or indirectly from or as a result of, or are directly or indirectly connected with:
(i)    any inaccuracy in or breach of any representation or warranty made by the Company or the Sellers in this Agreement or in any other agreement, document, certificate or instrument entered into or delivered by or on behalf of the Sellers or the Company under or pursuant to this Agreement or in connection with the Transactions;
(ii)    any breach or non-fulfillment of any covenant or other obligation of or to be performed by such Seller or the Sellers’ Representative (in his capacity as such) or, prior to the Closing, the Company, in each case in this Agreement or in any other agreement, document, certificate or instrument entered into or delivered by or on behalf of the Sellers under or pursuant to this Agreement or in connection with the Transactions;
(iii)    (A) the determination, assessment or collection of any actual or asserted Liability for any Tax of or owed by any Seller or the Company in respect of any Pre-Closing Taxes, except to the extent such Taxes are taken into account in the calculation of the Final Purchase Price; (B) any inaccuracy in or breach of any of the representations and warranties set forth in Section 3.11 or Section 3.14; (C) the determination, assessment or collection of any actual or asserted Liability for any Tax that is a social security, Medicare, unemployment or other employment, withholding or payroll Tax or similar amount or employee insurance owed by the Company as a result of any payments made to any Seller pursuant to this Agreement; (D) the determination, assessment or collection of any actual or asserted Liability for any Tax of or owed by any Seller (including capital gains Taxes arising as a result of the Transactions) or any of his, her or its Affiliates (excluding the Company); (E) the determination, assessment or collection of any actual or asserted Liability for any Tax for which the Company (or any predecessor of the Company) is held liable under Section 1.1502-6 of the United States Treasury Regulations (or any similar provision of state, local or foreign Law) by reason of such entity being included in any consolidated, affiliated, combined or unitary group at any time on or before the Closing Date (other than a consolidated, affiliated, combined or unitary group of which Purchaser is a member); and (F) the determination, assessment or collection of any actual or asserted Liability for any Tax imposed on or payable by third parties with respect to which the Company has an obligation to indemnify such third party pursuant to a transaction consummated on or prior to the Closing;
(iv)    the amount of any Change of Control Payment, any Company Transaction Expenses, any Indebtedness or any Current Liability remaining unpaid at the Closing and not directly or indirectly accounted for in the calculation of the Final Purchase Price; and

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(v)    any matter referred to in Section 9.2(a)(v) of the Disclosure Schedule.
(b)    Damage to Purchaser. The parties acknowledge and agree that, if after the Closing the Company suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation, then (without limiting any of the rights of the Company as an Indemnitee) Purchaser shall also be deemed, by virtue of its ownership of the capital stock of the Company after the Closing, to have incurred Damages as a result of and in connection with such inaccuracy or breach.
(c)    Insurance. The amount of any Damages subject to indemnification under Section 9.2 shall be calculated net of any insurance proceeds or any indemnity, contribution or similar payment actually recovered by the applicable Indemnitee for such Damages, net of all reasonable and documented costs of collection, and net of any insurance premium increase that results from the assertion of such claim. Each Indemnitee shall use, and shall cause its Affiliates to use, commercially reasonable efforts (which the parties agree does not require any party to commence any litigation or other Proceedings) to seek recovery under all insurance covering such Damages to the same extent as it would if such Damages were not subject to indemnification hereunder. In the event that an insurance or other recovery is actually made by an Indemnitee with respect to any Damages for which such Indemnitee has been indemnified hereunder and such insurance or other recovery would result in duplicative recovery by such Indemnitee, then a refund equal to the aggregate amount of the insurance or other recovery shall be made promptly by such Indemnitee to the Sellers’ Representative (on behalf of the Sellers on a Pro Rata Share basis), net of all reasonable and documented costs of collection.
Section 9.3.    Limitations.
(a)    Deductible.
(i)    The Sellers shall not be required to make any indemnification payment pursuant to Section 9.2(a)(i) until such time as the total amount of all Damages that have been directly or indirectly suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise directly or indirectly become subject, exceeds $[*****] (the “Deductible Amount”) in the aggregate. Once the total amount of such Damages exceeds the Deductible Amount, then the Indemnitees shall be entitled to be indemnified against and compensated and reimbursed for the amount of any such Damages exceeding the Deductible Amount.
(ii)    The limitation set forth in Section 9.3(a)(i) shall not apply (and shall not limit the indemnification or other obligations of the Sellers): (A) in the event of intentional misrepresentation or fraud; or (B) to inaccuracies in or breaches of any of the Fundamental Representations.
(b)    Liability Cap for Breaches of Representations and Warranties. Recourse by the Indemnitees under Section 9.2(a)(i) shall be limited to an aggregate amount equal to [*****]; provided, however, that the limitation set forth in this Section 9.3(b) shall not apply (and shall not limit the indemnification or other obligations of the Sellers): (A) in the event of intentional misrepresentation or fraud; or (B) to inaccuracies in or breaches of any of the Fundamental Representations.
(c)    Overall Liability Cap. Except in the event of intentional misrepresentation or fraud, in no event will the total cumulative amount of Damages for which the Sellers may be liable to the Indemnitees under this Article IX exceed [*****].
(d)    Qualifications. For purposes of Section 9.2(a), with respect to each representation, warranty, covenant or agreement contained in this Agreement that is subject to a “materiality,” “material,” “Material Adverse Effect,” “in all material respects” or similar qualification (but not including knowledge, Sellers’ Knowledge or Knowledge of the Sellers), any such qualification shall be disregarded for purposes of calculating the amount of any Damages that is subject to indemnification hereunder.
(e)    Representations Not Limited. The Sellers agree that the Indemnitees’ rights to indemnification, compensation and reimbursement contained in this Article IX relating to the representations,

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warranties, covenants and obligations of the Sellers are part of the basis of the bargain contemplated by this Agreement; and such representations, warranties, covenants and obligations, and the rights and remedies that may be exercised by the Indemnitees with respect thereto, shall not be waived, limited or otherwise affected by or as a result of (and the Indemnitees shall be deemed to have relied upon such representations, warranties, covenants or obligations notwithstanding) any knowledge on the part of any of the Indemnitees or any of their Representatives, regardless of whether obtained through any investigation by any Indemnitee or any Representative of any Indemnitee or through disclosure by any Seller or any other Person, and regardless of whether such knowledge was obtained before or after the execution and delivery of this Agreement.
Section 9.4.    No Contribution. Each Seller waives, and each Seller acknowledges and agrees that such Seller shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or advancement of expenses or other right or remedy against Purchaser or the Company in connection with any indemnification obligation or any other Liability to which such Seller may become subject under or in connection with this Agreement or any other agreement, document, certificate or instrument delivered to Purchaser in connection with this Agreement. Effective as of the Closing, each Seller expressly waives and releases any and all rights of subrogation, contribution, advancement, indemnification or other claim against Purchaser or the Company.
Section 9.5.    Defense of Third Party Claims.
(a)    In the event of the assertion or commencement by any Person, other than a party hereto, of any claim or Proceeding (whether against the Company, Purchaser or any other Person) with respect to which the Sellers may become obligated to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this Article IX (a “Third Party Claim”), Purchaser shall have the right, at its election, to proceed with the defense of such Third Party Claim on its own with counsel reasonably satisfactory to the Sellers’ Representative. If Purchaser so proceeds with the defense of any such Third Party Claim:
(i)    subject to the other provisions of this Article IX, all reasonable expenses relating to the defense of such Third Party Claim shall be borne and paid exclusively by the Sellers;
(ii)    the Sellers’ Representative shall make available to Purchaser any documents and materials in his and in the Sellers’ possession or control that may be necessary to the defense of such Third Party Claim; and
(iii)    Purchaser may not settle, adjust or compromise such Third Party Claim without the consent of the Sellers’ Representative (it being understood that if Purchaser requests that the Sellers’ Representative consent to a settlement, adjustment or compromise, the Sellers’ Representative shall not unreasonably withhold or delay such consent).
(b)    If Purchaser does not elect to proceed with the defense of any such Third Party Claim, the Sellers’ Representative shall proceed with the defense of such Third Party Claim with counsel reasonably satisfactory to Purchaser; provided, however, that the Sellers’ Representative may not settle, adjust or compromise any such Third Party Claim without the prior written consent of Purchaser (which consent may not be unreasonably withheld or delayed). Purchaser shall give the Sellers’ Representative prompt notice of the commencement of any such Third Party Claim against any Indemnitee; provided, however, that any failure on the part of Purchaser to so notify the Sellers’ Representative shall not limit any of the obligations of the Sellers under this Article IX (except to the extent such failure materially prejudices the defense of such Third Party Claim).
Section 9.6.    Indemnification Claim Procedure.
(a)    If any Indemnitee has or claims in good faith to have incurred or suffered, or believes in good faith that it may incur or suffer, Damages for which it is or may be entitled to be held harmless, indemnified, compensated or reimbursed under this Article IX or for which it is or may be entitled to a monetary remedy (such as in the case of a claim based on fraud or intentional misrepresentation), such Indemnitee may deliver a notice of claim (a “Notice of Claim”) to the Sellers’ Representative and, to the extent funds remain in the Indemnity Escrow Account,

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to the Escrow Agent. Each Notice of Claim shall: (i) state that such Indemnitee believes in good faith that such Indemnitee is or may be entitled to indemnification, compensation or reimbursement under this Article IX or is or may otherwise be entitled to a monetary remedy; (ii) contain a brief description of the facts and circumstances supporting the Indemnitee’s claim; and (iii) contain a good faith, non-binding, preliminary estimate of the aggregate amount of the actual and potential Damages that the Indemnitee believes have arisen and may arise as a result of such facts and circumstances (the aggregate amount of such estimate, as it may be modified by such Indemnitee in good faith from time to time, being referred to as the “Claimed Amount”).
(b)    During the thirty (30)-day period commencing upon delivery by an Indemnitee to the Sellers’ Representative of a Notice of Claim (the “Dispute Period”), the Sellers’ Representative may deliver to the Indemnitee who delivered the Notice of Claim and, to the extent funds remain in the Indemnity Escrow Account, to the Escrow Agent a written response (the “Response Notice”) in which the Sellers’ Representative: (i) agrees that the full Claimed Amount is owed to the Indemnitee; (ii) agrees that part, but not all, of the Claimed Amount (such agreed portion, the “Agreed Amount”) is owed to the Indemnitee; or (iii) indicates that no part of the Claimed Amount is owed to the Indemnitee. If the Response Notice is delivered in accordance with clause (ii) or (iii) of the preceding sentence, the Response Notice shall also contain a brief description of the facts and circumstances supporting the Sellers’ Representative’s claim that only a portion or no part of the Claimed Amount is owed to the Indemnitee, as the case may be. Any part of the Claimed Amount that is not agreed to be owed to the Indemnitee pursuant to the Response Notice (or the entire Claimed Amount, if the Sellers’ Representative asserts in the Response Notice that no part of the Claimed Amount is owed to the Indemnitee) is referred to in this Agreement as the “Contested Amount” (it being understood that the Contested Amount shall be modified from time to time to reflect any good faith modifications by the Indemnitee to the Claimed Amount). If no Response Notice is delivered prior to the expiration of the Dispute Period, then the Sellers shall be conclusively deemed to have agreed that the full Claimed Amount is owed to the Indemnitee.
(c)    If: (i) the Sellers’ Representative delivers a Response Notice agreeing that the full Claimed Amount is owed to the Indemnitee; or (ii) the Sellers’ Representative does not deliver a Response Notice during the Dispute Period, then, within three (3) Business Days following the receipt of such Response Notice by the Indemnitee (or, to the extent funds remain in the Indemnity Escrow Account, by the Escrow Agent) or within three (3) Business Days after the expiration of the Dispute Period, as the case may be: (A) to the extent funds remain in the Indemnity Escrow Account, the Escrow Agent shall release to the applicable Indemnitee from the Indemnity Escrow Account an amount in cash equal to the full Claimed Amount (or such lesser amount as may remain in the Indemnity Escrow Account); provided, however, that to the extent the funds in the Indemnity Escrow Account are insufficient to cover the Claimed Amount, the Sellers’ Representative shall provide written notice thereof to each Seller, and each Seller shall pay to the applicable Indemnitee, within three (3) Business Days following the receipt by such Seller of such written notice, such Seller’s Pro Rata Share of the amount by which the Claimed Amount exceeds the remaining funds in the Indemnity Escrow Account; or (B) to the extent no funds remain in the Indemnity Escrow Account, each Seller shall pay to the applicable Indemnitee such Seller’s Pro Rata Share of the full Claimed Amount.
(d)    If the Sellers’ Representative delivers a Response Notice during the Dispute Period agreeing that less than the full Claimed Amount is owed to the Indemnitee, then within three (3) Business Days following the receipt of such Response Notice by the Indemnitee (or, to the extent funds remain in the Indemnity Escrow Account, by the Escrow Agent): (i) to the extent funds remain in the Indemnity Escrow Account, the Escrow Agent shall release to the applicable Indemnitee from the Indemnity Escrow Account an amount in cash equal to the Agreed Amount (or such lesser amount as may remain in the Indemnity Escrow Account); provided, however, that to the extent the funds in the Indemnity Escrow Account are insufficient to cover the Agreed Amount, the Sellers’ Representative shall provide written notice thereof to each Seller, and each Seller shall pay to the applicable Indemnitee, within three (3) Business Days following the receipt by such Seller of such written notice, such Seller’s Pro Rata Share of the amount by which the Agreed Amount exceeds the remaining funds in the Indemnity Escrow Account; or (ii) to the extent no funds remain in the Indemnity Escrow Account, each Seller shall pay to the applicable Indemnitee such Seller’s Pro Rata Share of the Agreed Amount.
(e)    If the Sellers’ Representative delivers a Response Notice during the Dispute Period indicating that there is a Contested Amount, the Sellers’ Representative and the Indemnitee shall attempt in good faith to resolve

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the dispute related to the Contested Amount. If the Indemnitee and the Sellers’ Representative resolve such dispute, a settlement agreement stipulating the amount owed to the Indemnitee (the “Stipulated Amount”) shall be signed by the Indemnitee and the Sellers’ Representative. Within three (3) Business Days following the execution of such settlement agreement (or such shorter period of time as may be set forth in the settlement agreement): (i) to the extent funds remain in the Indemnity Escrow Account, the Sellers’ Representative and Purchaser shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to release to the applicable Indemnitee from the Indemnity Escrow Account an amount in cash equal to the Stipulated Amount (or such lesser amount as may remain in the Indemnity Escrow Account); provided, however, that to the extent the funds in the Indemnity Escrow Account are insufficient to cover the Stipulated Amount, the Sellers’ Representative shall provide written notice thereof to each Seller, and each Seller shall pay to the applicable Indemnitee, within three (3) Business Days following the receipt by such Seller of such written notice, such Seller’s Pro Rata Share of the amount by which the Stipulated Amount exceeds the remaining funds in the Indemnity Escrow Account; or (ii) to the extent no funds remain in the Indemnity Escrow Account, each Seller shall pay to the applicable Indemnitee such Seller’s Pro Rata Share of the Stipulated Amount.
(f)    In the event that there is a dispute relating to any Notice of Claim or any Contested Amount (whether it is a matter between any Indemnitee, on the one hand, and the Sellers, on the other hand, or it is a matter that is subject to a Third Party Claim brought against any Indemnitee) that remains unresolved after application of the terms of this Section 9.6, such dispute shall be settled in accordance with Section 11.11 hereof.
Section 9.7.    Setoff. In addition to Section 9.6 and any rights of setoff or other similar rights that Purchaser or any of the other Indemnitees may have at common law or otherwise, Purchaser shall have the right to withhold and deduct from any sum that is or may be owed to any Seller hereunder (a) any amount that is payable by the Sellers to Purchaser under Section 2.3(d)(ii) but has not yet been paid; (b) any amount that is otherwise payable by any Seller to any Indemnitee under this Article IX but has not yet been paid; and (c) any amount for which there is a dispute as to whether such amount is payable by the Sellers to Purchaser or any Indemnitee under this Agreement pending final determination of such dispute (including any final determination under Section 2.3 or Section 9.6).
Section 9.8.    Exercise of Remedies Other Than by Purchaser. No Indemnitee (other than Purchaser, the Company or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Purchaser, the Company or any successor thereto or assign thereof, as the case may be, shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.
Section 9.9.    Source of Payment.
(a)    Notwithstanding any provision of this Agreement to the contrary, the parties hereby acknowledge and agree that the Indemnitees shall first seek reimbursement on account of Damages for any claims brought under this Article IX from the Indemnity Escrow Account until the Indemnity Escrow Amount (including any interest accrued or income otherwise earned on the Escrow Amount) has been fully exhausted or otherwise released in accordance with the terms of the Escrow Agreement prior to Purchaser exercising its rights pursuant to Section 9.7 on account of such Damages or seeking reimbursement from Sellers on account of such Damages; provided, however, that Purchaser shall not be entitled to seek reimbursement from Sellers on account of such Damages directly unless and until any Undisputed Earn-Out Payment or Final Earn-Out Payment, as applicable, that is due and payable has been fully offset against.
(b)    If Sellers are determined to owe an amount pursuant to this Article IX to any Indemnitee that may be satisfied from Sellers directly (a “Seller Payment Obligation”), then each Seller shall deliver an amount equal to such Seller’s Pro Rata Share of such Seller Payment Obligation to such Indemnitee by wire transfer of immediately available funds to an account designated in writing by such Indemnitee.
Section 9.10.    Indemnity Escrow Release.
(a)    If the funds remaining in the Indemnity Escrow Account, including any interest accrued or income otherwise earned thereon, as of the date that is eighteen (18) months from the Closing Date (the “Indemnity

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Escrow Balance”) exceed the aggregate dollar amount, as of the date that is eighteen (18) months from the Closing Date, of Claimed Amounts and Contested Amounts associated with all indemnification claims contained in any Notice of Claim that have not been finally resolved and paid prior to the date that is eighteen (18) months from the Closing Date in accordance with Section 9.6 (each, an “Unresolved Indemnity Escrow Claim” and the aggregate dollar amount of such Claimed Amounts and Contested Amounts as of the date that is eighteen (18) months from the Closing Date being referred to as the “Pending Indemnity Claim Amount”), then the Sellers’ Representative and Purchaser shall, within three (3) Business Days following the date that is eighteen (18) months from the Closing Date, deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to release from the Indemnity Escrow Account an amount equal to the Indemnity Escrow Balance minus the Pending Claim Amount to the Sellers’ Representative (on behalf of the Sellers on a Pro Rata Share basis).
(b)    Following the date that is eighteen (18) months from the Closing Date, if an Unresolved Indemnity Escrow Claim is finally resolved, Purchaser and the Sellers’ Representative shall, within three (3) Business Days after the final resolution of such Unresolved Indemnity Escrow Claim, deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to release from the Escrow Account: (i) to the applicable Indemnitee an amount in cash determined in accordance with Section 9.6, and (ii) to the Sellers’ Representative (on behalf of the Sellers on a Pro Rata Share basis) an amount equal to the amount (if any) by which the amount of funds remaining in the Indemnity Escrow Account, including any interest accrued or income otherwise earned thereon, as of the date of resolution of such Unresolved Indemnity Escrow Claim exceeds the aggregate amount of the remaining Pending Claim Amount.
Section 9.11.    Exclusive Remedy. Except: (a) for equitable relief, to which any party hereto may be entitled pursuant to this Agreement; (b) for Damages resulting from or arising out of fraud or intentional misrepresentation; and (c) as otherwise expressly provided in this Agreement, after the Closing the indemnification provided in this Article IX shall be the sole and exclusive remedy of the parties for monetary damages for any breach of any representation, warranty or covenant contained in this Agreement.
ARTICLE X
TERMINATION
Section 10.1.    Termination. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing:
(a)    by the mutual written consent of Purchaser and the Sellers’ Representative;
(b)    by the Sellers’ Representative, by written notice from the Sellers’ Representative to Purchaser, if the Closing shall not have occurred on or before September 30, 2017 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to the Sellers’ Representative if the failure of any Seller or the Sellers’ Representative to fulfill any of its obligations under this Agreement shall have been the principal cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;
(c)    by Purchaser, by written notice from Purchaser to the Sellers’ Representative, if the Closing shall not have occurred on or before the Outside Date; provided, however, that the right to terminate this Agreement under this Section 10.1(c) shall not be available to Purchaser if the failure of Purchaser to fulfill any of its obligations under this Agreement shall have been the principal cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;
(d)    by the Sellers’ Representative, by written notice from the Sellers’ Representative to Purchaser, if: (i) there exists a breach of or inaccuracy in any representation or warranty made by Purchaser in this Agreement such that the condition set forth in Section 8.2(a) is not capable of being satisfied; or (ii) Purchaser shall have breached any of the covenants or agreements contained in this Agreement to be complied with by it such that the condition set forth in Section 8.2(b) is not capable of being satisfied and, in the case of clauses (i) and (ii), such breach

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is incapable of being cured or, if capable of being cured, is not cured by Purchaser prior to the earlier of: (x) twenty (20) days after receipt of written notice thereof from the Sellers’ Representative or (y) the Outside Date;
(e)    by Purchaser, by written notice from Purchaser to the Sellers’ Representative, if: (i) there exists a breach of or inaccuracy in any representation or warranty made by the Sellers in this Agreement such that the condition set forth in Section 8.1(a) is not capable of being satisfied; or (ii) any Seller or the Sellers’ Representative shall have breached any of the covenants or agreements contained in this Agreement to be complied with by any of them such that the condition set forth in Section 8.1(b) is not capable of being satisfied and, in the case of clauses (i) and (ii), such breach is incapable of being cured or, if capable of being cured, is not cured by Sellers or the Sellers’ Representative prior to the earlier of: (x) twenty (20) days after receipt of written notice thereof from Purchaser or (y) the Outside Date;
(f)    by Purchaser, by written notice from Purchaser to the Sellers’ Representative, if, after the date of this Agreement, there shall have occurred a Material Adverse Effect; or
(g)    by Purchaser, by written notice from Purchaser to the Sellers’ Representative, or the Sellers’ Representative, by written notice from the Sellers’ Representative to Purchaser, if: (i) any Governmental Entity shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions and such Order or other action shall have become final and non-appealable; or (ii) any Law shall have been enacted, issued or promulgated which has the effect of making consummation of the Transaction illegal or otherwise prohibits consummation of the Transactions.
Section 10.2.    Effect of Termination. If this Agreement is terminated pursuant to Section 10.1, this Agreement shall forthwith become null and void and have no further effect, and there shall be no Liability or obligation on the part of Purchaser, any of the Sellers, the Sellers’ Representative, any of their respective Affiliates, or any of their respective officers, directors, equityholders, managers or partners, and all rights and obligations of the parties hereunder shall cease; provided, however, that notwithstanding the foregoing: (a) the provisions of (i) the Confidentiality Agreement and (ii) this Section 10.2 and Article XI (except for Section 11.13) shall survive the termination of this Agreement and shall continue in full force and effect in accordance with their terms; and (b) nothing herein shall relieve any party hereto from liability for Damages incurred or suffered by any other party hereto as a result of any knowing and willful breach by such party of any of its covenants or other agreements set forth in this Agreement prior to the time of such termination.
ARTICLE XI
MISCELLANEOUS
Section 11.1.    Publicity.
(a)    None of the parties will make, issue or release (and none of the parties will cause or permit any of his, her or its Representatives, or the Company or any of its Representatives, to make, issue or release) any public or industry announcement, statement or acknowledgment with respect to this Agreement or any of the Transactions, the Purchase Price or any other material terms of this Agreement or any of the Transactions, except by mutual consent of Purchaser and the Sellers’ Representative and except as required by any Law (it being understood that prior to making any such announcement, statement or acknowledgement as required by any Law, Purchaser and the Sellers’ Representative will consult with each other with respect to the content thereof. The Sellers acknowledge and agree that, as a publicly traded company, it is likely that Purchaser will be required to file a Form 8-K public disclosure with the Securities and Exchange Commission outlining the material terms of this Agreement, including the Purchase Price, and other key terms.
(b)    Each Seller shall, and shall cause his, her or its Affiliates to, and shall instruct his, her or its and their respective Representatives to, hold in confidence the existence of this Agreement, the ancillary documents contemplated by this Agreement, and the terms hereof and thereof, and each such Person shall not disclose any such information to any other Person; provided, however, that such Person may disclose any such information: (i) that as of the date of this Agreement is, or after the date of this Agreement becomes, generally available to the public other than

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through a breach by the applicable Seller, any of his, her or its Affiliates or any of his, her or its or their respective Representatives of their respective obligations under this Section 11.1(b); (ii) to his, her or its respective tax, accounting or legal Representatives who have a need to know such information and are informed of the confidential nature of such information; (iii) as required by applicable Law, by any Governmental Entity or under any subpoena, civil investigative demand or other similar process by a court of competent jurisdiction having jurisdiction over such Person; or (iv) with Purchaser’s prior written consent.
Section 11.2.    Amendment and Modification. This Agreement may not be amended, modified or supplemented except by an instrument in writing signed by Purchaser and the Sellers’ Representative.
Section 11.3.    Extension; Waiver. At any time prior to the Closing, the parties may: (a) extend the time for the performance of any of the obligations or other acts of any party; (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement; and (c) waive compliance with any of the agreements or conditions contained in this Agreement or in any document delivered pursuant to this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.  The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise of any such rights preclude any other or further exercise thereof.
Section 11.4.    Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed to have been duly given and effective: (a) on the date of transmission, if such notice or communication is sent via facsimile or electronic mail and receipt is confirmed, at the facsimile number or email address specified in this Section 11.4, prior to 5:00 p.m., Pacific Time, on a Business Day; (b) on the first Business Day after the date of transmission, if such notice or communication is sent via facsimile at the facsimile number specified in this Section 11.4 (i) at or after 5:00 p.m., Pacific Time, on a Business Day or (ii) on a day that is not a Business Day; (c) when received, if sent by nationally recognized overnight courier service; or (d) upon actual receipt by the party to whom such notice is required or permitted to be given. The address for such notices and communications (unless changed by the applicable party by like notice) shall be as follows:
(A)    if to the Sellers or the Sellers’ Representative, to:
Kent B. Stryker
3200 Rustic Woods Court
Loomis, CA 95650
Telephone:    916.993.4230
Email:    bstryker@posportal.com
with a copy (which shall not constitute notice) to:
Carter & West PC
3721 Douglas Blvd., Suite 350
Roseville, CA 95661
Attention:    Ian Carter
Telephone:     (916) 514-5800
Facsimile:    (916) 674-1415
Email:    ian@carterwestlaw.com
(B)    if to Purchaser, to:
ScanSource Payments, Inc.
ScanSource, Inc.
6 Logue Court
Greenville, South Carolina 29615
Attention:    Chief Financial Officers and Legal Department

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Telephone:    (864) 286-4854
Email:    gerry.lyons@scansource.com
with a copy (which shall not constitute notice) to:
Stradling Yocca Carlson & Rauth, P.C.
100 Wilshire Boulevard, 4th Floor
Santa Monica, California 90401
Attention:    David M. Smith, Esq.
Telephone:    (424) 214-7024
Facsimile:    (424) 214-7010
Email:    dsmith@sycr.com
Section 11.5.    Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed an original, but all of which shall be considered one and the same agreement, and shall become effective when each party has received counterparts signed by each of the other parties, it being understood and agreed that delivery of a signed counterpart signature page to this Agreement by facsimile transmission, by electronic mail in portable document format (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document shall constitute valid and sufficient delivery thereof.
Section 11.6.    Entire Agreement; Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein):  (a) constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement; provided, however, that the Confidentiality Agreement is hereby amended to automatically terminate in its entirety, effective as of the Closing; and (b) except as expressly provided herein, is not intended to confer upon any Person other than the parties and their respective successors and permitted assigns any rights, benefits or remedies whatsoever.
Section 11.7.    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall nevertheless remain in full force and effect and shall in no way be affected, impaired or invalidated.  Upon such determination that any term, provision, covenant or restriction is invalid, illegal, void, unenforceable or against regulatory policy, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the Transactions are consummated as originally contemplated to the greatest extent possible.
Section 11.8.    Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware (including in respect of the statute of limitations or other limitations period applicable to any state Law claim, controversy or dispute) that apply to agreements made and performed entirely within the State of Delaware, without regard to the conflicts of law provisions thereof or of any other jurisdiction. Each party hereto agrees and acknowledges that the application of the Laws of the State of Delaware is reasonable and appropriate based upon the parties’ respective interests and contacts with the State of Delaware. Each of the parties waives any right or interest in having the Laws of any other state, including specifically, state Law regarding the statute of limitation or other limitations period, apply to any party’s state Law claim, controversy or dispute which in any way arises out of or relates to this Agreement or the Transactions.
Section 11.9.    Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties; provided, however, that without such prior written consent: (a) Purchaser may assign its rights and/or delegate its obligations under this Agreement (in whole but not in part) to any Affiliate of Purchaser; (b) any or all of the rights and interests and/or obligations of Purchaser under this Agreement: (i) may be assigned and/or delegated to any purchaser of a substantial portion of the assets of Purchaser or any of its Affiliates (whereupon Purchaser shall cease to have any further liabilities or obligations hereunder); and (ii) may be assigned as

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a matter of law to the surviving entity in any merger, consolidation, share exchange or reorganization involving Purchaser or any of its Affiliates; and (c) Purchaser and its Affiliates shall be permitted to collaterally assign, at any time and in their sole discretion, their respective rights hereunder to any lender or lenders providing financing to Purchaser or any of its Affiliates (including any agent for any such lender or lenders) or to any assignee or assignees of such lender, lenders or agent.  Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.  Any purported assignment in violation of the provisions of this Agreement shall be null and void ab initio.
Section 11.10.    Expenses. Except as expressly set forth in this Agreement, all fees, costs and expenses incurred by any party to this Agreement or on its behalf in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses; provided, however, that Purchaser may pay any such fees, costs and expenses incurred by Purchaser or on its behalf directly or through one of its Affiliates (including the Company following the Closing).
Section 11.11.    Submission to Jurisdiction; Waiver of Jury Trial.
(a)    Each party hereto, for itself and its successors and assigns, irrevocably agrees that any Proceeding arising out of or relating to this Agreement or any of the Transactions shall be brought and determined in the Court of Chancery in and for New Castle County in the State of Delaware (or, if subject matter jurisdiction in that court is not available, in any appropriate state or federal courts in New Castle County in the State of Delaware) (and each such party shall not bring any Proceeding arising out of or relating to this Agreement or any of the Transactions in any court other than the aforesaid courts), and each party hereto, for itself and its successors and assigns and in respect to its property, hereby irrevocably submits with regard to any such Proceeding, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each party hereto, for itself and its successors and assigns, hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such Proceeding: (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process; (ii) that it or its property is exempt or immune from jurisdiction of such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (iii) that (A) such Proceeding in any such court is brought in an inconvenient forum; (B) the venue of such Proceeding is improper; and (C) this Agreement, the Transactions or the subject matter hereof or thereof, may not be enforced in or by such courts.
(b)    EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS.  EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF ANY SUCH PROCEEDING; (II) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (III) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.11(b).
Section 11.12.    Construction of Agreement.
(a)    The terms and provisions of this Agreement represent the results of negotiations among the parties, each of which has been represented by counsel of its own choosing, and none of which has acted under duress or compulsion, whether legal, economic or otherwise.  Accordingly, the terms and provisions of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and each of the parties hereby waives the application in connection with the interpretation and construction of this Agreement of any Law to the effect that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the party whose attorney prepared the executed draft or any earlier draft of this Agreement.

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(b)    All references in this Agreement to Sections, Articles and Schedules without further specification are to Sections and Articles of, and Schedules to, this Agreement.
(c)    The Table of Contents and the captions in this Agreement are for convenience only and shall not in any way affect the meaning, interpretation or construction of any provisions of this Agreement.
(d)    Unless the context otherwise requires, “or” is not exclusive.
(e)    Unless the context otherwise requires, “including” means “including but not limited to”.
(f)    The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms.
(g)    Time is of the essence in the performance of the parties’ respective obligations under this Agreement.
(h)    Any item disclosed in any particular section or subsection of the Disclosure Schedule shall be deemed to be disclosed in any other section or subsection of the Disclosure Schedule if the relevance of such item to the other section or subsection is readily apparent on the face of such disclosure.
Section 11.13.    Sellers’ Representative.
(a)    Appointment. Each Seller hereby irrevocably nominates, constitutes and appoints Kent B. Stryker as his, her or its agent and true lawful attorney in fact (the “Sellers’ Representative”), with full power of substitution, to act in the name, place and stead of the Sellers for purposes of executing any documents and taking any actions that the Sellers’ Representative may, in his sole discretion, determine to be necessary, desirable or appropriate in connection with such Sellers’ Representative’s duties and obligations under this Agreement or the Escrow Agreement.
(b)    Authority. Each Seller hereby grants to the Sellers’ Representative full authority to execute, deliver, acknowledge, certify and file on behalf of such Seller (in the name of any or all of the Sellers or otherwise) any and all documents that the Sellers’ Representative may, in his sole discretion, determine to be necessary, desirable or appropriate, in such forms and containing such provisions as the Sellers’ Representative may, in his sole discretion, determine to be appropriate, in performing his duties as contemplated by this Agreement or the Escrow Agreement. Notwithstanding anything to the contrary contained in this Agreement or in any other agreement executed in connection with the Transactions: (i) Purchaser, each Indemnitee and each such party’s Representatives shall be entitled to deal exclusively with the Sellers’ Representative on all matters relating to the Estimated Closing Date Statement, the Closing Date Statement and the determination of the Purchase Price under Section 2.3, on all matters relating to the Earn-Out Report and the determination of the Earn-Out Payment under Section 2.8, on all tax matters under Article VII, on all matters relating to any claim for indemnification, compensation or reimbursement under Article IX, and on all matters related to the Escrow Agreement; and (ii) Purchaser, each Indemnitee and each such party’s Representatives shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Seller by the Sellers’ Representative, and on any other action taken or purported to be taken on behalf of any Seller by the Sellers’ Representative, as fully binding upon such Seller. The Sellers, individually and independently, hereby acknowledge and agree that (x) the Sellers’ Representative shall be solely responsible for ensuring that each Seller receives that portion of any amount(s) to which such Seller is entitled in connection with the Transactions based upon his, her or its Pro Rata Share and which is paid by Purchaser to the Seller’s Representative; and (y) Purchaser shall bear no obligation or responsibility to any Seller with regard to the obligations of the Sellers’ Representative relating to the pro-rata distribution of such payments or otherwise.
(c)    Power of Attorney. Each Seller recognizes and intends that the power of attorney granted in this Section 11.13: (i) is coupled with an interest and is irrevocable; (ii) may be delegated by the Sellers’ Representative; and (iii) shall survive the death, incapacity, dissolution, liquidation or winding up of each of the Sellers.

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(d)    Holdback Amount. Each Seller hereby acknowledges and agrees that the Holdback Amount shall be withheld from the Estimated Purchase Price as set forth in the Estimated Closing Date Statement and shall be paid by Purchaser directly to an account maintained by the Sellers’ Representative (or a financial institution selected by the Sellers’ Representative) as a fund for the fees and expenses (including, without limitation, any legal fees and expenses) of the Sellers’ Representative incurred in connection with this Agreement, with any balance of the Holdback Amount not utilized for such purposes to be returned to the Sellers in accordance with their Pro Rata Share; provided, however, that in no event shall any portion of the Holdback Amount be returned to the Sellers prior to twenty-four (24) months after the Closing. If the Holdback Amount shall be insufficient to satisfy the fees and expenses of the Sellers’ Representative, and if there are any remaining funds in the Indemnity Escrow Account to be distributed to the Sellers immediately prior to the final distribution from the Indemnity Escrow Account to the Sellers, then the Sellers’ Representative shall be entitled to recover any such expenses from the Indemnity Escrow Account to the extent of such funds prior to the distribution of funds to the Sellers. The Sellers’ Representative shall be entitled to recover any remaining expenses directly from the Sellers.
(e)    Limitation of Liability and Indemnification. The Seller’s Representative, in his individual capacity, will not be liable to Purchaser for any payment obligation of the Sellers pursuant to this Agreement. The Seller’s Representative will not be liable to the Sellers for any act done or omitted hereunder as the Seller’s Representative while acting in good faith and not in a manner constituting gross negligence or willful misconduct, and any act done or omitted pursuant to the advice of counsel will be conclusive evidence of such good faith. The Sellers will severally indemnify the Seller’s Representative and hold the Seller’s Representative harmless against any Damages incurred without gross negligence or willful misconduct on the part of the Seller’s Representative and arising out of or in connection with the acceptance or administration of the Seller’s Representative’s duties hereunder.
(f)    Replacement. If the Sellers’ Representative shall die, resign, become disabled, or otherwise be unable to fulfill his responsibilities hereunder, the Sellers shall (by consent of the Sellers entitled to at least a majority of the Purchase Price), within ten (10) days after such death, resignation, disability, or inability, appoint a successor to the Sellers’ Representative (who shall be reasonably satisfactory to Purchaser) and immediately thereafter notify Purchaser of the identity of such successor. Any such successor shall succeed the Sellers’ Representative as Sellers’ Representative hereunder. If for any reason there is no Sellers’ Representative at any time, all references herein to the Sellers’ Representative shall be deemed to refer to the Sellers.
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IN WITNESS WHEREOF, Purchaser, the Sellers and the Sellers’ Representative have caused this Agreement to be executed on the date first set forth above.

PURCHASER:
SCANSOURCE PAYMENTS, INC.
By:	/s/ Gerald Lyons
Name: Gerald Lyons
Title: VP, ScanSource Payments, Inc.

Signature Pages to Continue

[Signature Page to Stock Purchase Agreement]

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SELLERS:

J. Benjamin Smith

/s/ J. Benjamin Smith

Thomas J. Naygrow

/s/ Thomas J. Naygrow

Acacia Partners

By:    /s/ Kent D. Powell
Name:    Kent D. Powell
Title:     Managing Member

Anh Tran

/s/ Anh Tran

Rex Parsons

/s/ Rex Parsons

Scott Agatep

/s/ Scott Agatep

Stryker Family Trust

/s/ Kent B. Stryker
Kent B. Stryker, Trustee

/s/ Sheryl L. Stryker
Sheryl L. Stryker, Trustee

Jennifer Schon

/s/ Jennifer Schon

Ken Schon

/s/ Ken Schon

Jennifer Schon

/s/ Jennifer Schon

Scott Berger

/s/ Scott Berger

Orlando Company, L.P.

[Signature Page to Stock Purchase Agreement]

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By:    /s/ Steven Orlando
Name:    Steven Orlando
Title:     General Partner

RJN Enterprises, LLC

By:    /s/ Steven Orlando
Name:    Steven Orlando
Title:     G.P. of Orlando Company, L.P., Manager

Orlando Family Trust, dated September 13, 2009

/s/ Steven J. Orlando
Steven J. Orlando, Trustee

/s/ Karen S. Orlando
Karen S. Orlando, Trustee

Joe Villamil

/s/ Joe Villamil

Coblentz, Patch, Duffy & Bass LLLP

By:    /s/ Paul Escabosa
Name:    Paul Escabosa
Title:     Partner

Bay Alarm Securities, LLC

By:    /s/ Tim B. Westphal
Name:    Tim B. Westphal
Title:     Manager

Dentino Family Trust

/s/ William Dentino
William Dentino, Trustee

/s/ Rebecca R. Dentino
Rebecca R. Dentino, Trustee

Robert Muttera

/s/ Robert Muttera

Ruth Stryker

/s/ Ruth Stryker

Graham Warman

/s/ Graham Warman

[Signature Page to Stock Purchase Agreement]

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David Meagher

/s/ David Meagher

Warren Heffelfinger

/s/ Warren Heffelfinger

Jeremiah Aaron Armstrong

/s/ Jeremiah Aaron Armstrong

James R. Corbett, Trustee Spectrum Capital Corporation Profit Sharing Plan

By:    /s/ James R. Corbett
Name:    James R. Corbett
Title:     Trustee

Corbett Family Trust Dated June 5, 1981, James Corbett and Georgia Corbett Trustees

By:    /s/ James R. Corbett
Name:    James R. Corbett
Title:     Trustee

By:    /s/ Georgia K. Corbett
Name:    Georgia K. Corbett
Title:     Trustee

Hans Keeler

/s/ Hans Keeler

Hans Keeler

/s/ Hans Keeler

Sara Keeler

/s/ Sara Keeler

Hans Erich Keeler

/s/ Hans Erich Keeler

Sara Miriam Keeler

/s/ Sara Miriam Keeler

Brooke Turner

/s/ Brooke Turner

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Daryl Foreman

/s/ Daryl Foreman

Joshua Jackson

/s/ Joshua Jackson

Shobhit Kumar

/s/ Shobhit Kumar

Bryan Ouchi

/s/ Bryan Ouchi

Michell Ouchi

/s/ Michelle Ouchi

Melissa Stead

/s/ Melissa Stead

Gus Constancio

/s/ Gus Constancio

Diane G. Reed

/s/ Diane G. Reed

Jennie L. Smith

/s/ Jennie L. Smith

Pamela Pettit

/s/ Pamela Pettit

Brandon Audisio

/s/ Brandon Audisio

Jeremiah Johnson

/s/ Jeremiah Johnson

Anh Tram Tran

/s/ Anh Tram Tran

Ky H. Dong

[Signature Page to Stock Purchase Agreement]

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/s/ Ky H. Dong

Joshua Johnstone

/s/ Joshua Johnstone

William Seward

/s/ William Seward

Sarah Klose

/s/ Sarah Klose

Russell Godt

/s/ Russell Godt

Kevin Kent

/s/ Kevin Kent

Bruce & Patricia Westphal 1992 Trust Agreement

/s/ Bruce Westphal
Bruce Westphal, Trustee

/s/ Patricia Westphal
Patricia Westphal, Trustee

Polycomp Trust Company CFBO William Barry IRA

By:    /s/ Stephanie Sullivan
Name:     Stephanie Sullivan
Title:     IRA Manager

/s/ William C. Barry
William C. Barry

Evamarie K. Ghiggeri

/s/ Evamarie K. Ghiggeri

[Signature Page to Stock Purchase Agreement]

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

COMPANY:
POS PORTAL, INC.
/s/ Kent B. Stryker
Name: Kent B. Styker
Title: Chief Executive Officer

SELLERS’ REPRESENTATIVE:
/s/ Kent B. Stryker
Kent B. Stryker

[Signature Page to Stock Purchase Agreement]